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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-172791

        23,431,803 Shares

General Growth Properties, Inc.

Common Stock

        All of the shares of the General Growth Properties, Inc. common stock, par value $0.01 per share, in this offering are being sold by the selling shareholders identified in this prospectus supplement. General Growth Properties, Inc. will not receive any proceeds from the sale of shares of its common stock being sold by the selling shareholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "GGP". The last reported sale price of our common stock on May 6, 2013 was $23.33 per share.

        We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. Our charter contains certain restrictions relating to ownership and transfer of our stock to assist us in complying with certain federal income tax requirements applicable to REITs.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement, and "Item 1A—Risk Factors" beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, to read about factors you should consider before buying our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Citigroup Global Markets Inc. has agreed to purchase the common stock from the selling shareholders at a price of $22.90 per share which will result in $536,588,288.70 of proceeds to the selling shareholders. Citigroup Global Markets Inc. may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. See "Underwriting."

        Citigroup Global Markets Inc. expects to deliver the common stock in book entry-form only, through the facilities of The Depository Trust Company, against payment in New York, New York on or about May 10, 2013.

Citigroup

Prospectus Supplement dated May 7, 2013.

        No person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement or the accompanying prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common stock. The documents incorporated by reference herein are described under "Incorporation of Certain Documents by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

        Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms "the Company," "our," "us" and "we" as used in this prospectus supplement refer to General Growth Properties, Inc. and its subsidiaries. Substantially all of our business is conducted through GGP Limited Partnership (the "Operating Partnership" or "GGPLP").

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference in this prospectus supplement the documents listed below and all future filings we make with the Securities and Exchange Commission (the "SEC") under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement:

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  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013;

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  our Current Reports on Form 8-K filed with the SEC on January 30, 2013, February 13, 2013, April 3, 2013 and May 2, 2013; and

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 5, 2010.

        Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to General Growth Properties, Inc., 110 N. Wacker Drive, Chicago, Illinois 60606, Attention: Investor Relations, Telephone No. (312) 960-5000.

S-ii

FORWARD-LOOKING INFORMATION

        We may make forward-looking statements in this prospectus supplement and in reports which we file with the SEC.

        Forward-looking statements include:

  •
  descriptions of plans or objectives of our management for debt repayment or restructuring, modification, extension; strategic alternatives, including capital raises and asset sales; and future operations;

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  projections of our revenues, income, earnings per share, Funds From Operations ("FFO"), Net Operating Income ("NOI"), capital expenditures, income tax and other contingent liabilities, dividends, leverage, capital structure or other financial items;

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  forecasts of our future economic performance; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

        In this prospectus supplement and in the documents incorporated by reference herein, for example, we make forward-looking statements discussing our expectations about:

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  our ability to achieve cost savings, and renew and enter into leases on favorable terms;

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  our ability to reduce our debt or other liquidity goals within our expected time frame or at all;

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  recovery of the global economy, and our expectation that improvements in economic factors will drive improvements in our business;

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  our properties being located in favorable market areas with potential for future growth;

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  our ability to attract quality tenants and improve our occupancy cost, recovery revenue and occupancy rate; and

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  the redevelopment of our properties and expectations about current projects underway at our properties.

        Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "would" or similar expressions. Forward-looking statements should not be unduly relied upon. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made and we might not update them to reflect changes that occur after the date they are made.

        Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include but are not limited to:

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  economic conditions, especially in the retail sector, which may have an adverse effect on our revenues and available cash, including our ability to lease and collect rent, bankruptcy or store closures of tenants, department store productivity, co-tenancy provisions and ability to attract new tenants;

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  our inability to buy and sell real estate quickly;

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  the fact that we invest primarily in regional malls and other properties, which are subject to a number of significant risks which are beyond our control;

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  risks associated with the redevelopment and expansion of properties;

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  our lack of an operating history of its own and dependence on its subsidiaries for cash;

S-iii

  •
  our inability to qualify as a REIT or maintain our status as a REIT;

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  an attempt to acquire us may be hindered by an ownership limit, certain anti-takeover defenses and applicable law;

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  the possibility of significant variations from the projections filed in the bankruptcy court and our actual financial results;

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  the possibility of the sponsors of our bankruptcy reorganization plan and other significant stockholders having substantial control of our company, whose interests may be adverse to ours or yours;

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  our indebtedness; and

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  the other risks described in "Item 1A—Risk Factors" beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2012 and other risks described from time to time in periodic and current reports that we file with the SEC.

S-iv

SUMMARY

        This summary may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes before making an investment decision.

The Company

        Our primary business is to be an owner and operator of best-in-class malls that provide an outstanding environment and experience for our communities, retailers, employees, consumers and shareholders. The majority of our properties are located in the United States; however, we also own interests in regional malls in Brazil. We own entirely or with joint venture partners 124 regional malls in the United States comprising approximately 128 million square feet.

        If you want to find more information about us, please see the sections entitled "Incorporation of Certain Documents by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus.

Recent Developments

Results for First Quarter 2013

        On April 29, 2013, we reported results for the three months ended March 31, 2013.

  Statement of Operations Data

        For the three months ended March 31, 2013, revenues were approximately $638 million, compared to revenues of approximately $597 million for the three months ended March 31, 2012.

        For the three months ended March 31, 2013, operating income was approximately $200 million, compared to operating income of approximately $166 million for the three months ended March 31, 2012.

        Net loss attributable to common stockholders, which was impacted primarily by interest expense, a net gain on extinguishment of debt and a non-cash accounting adjustment for outstanding warrants, was $14 million, or $0.01 loss per diluted share, for the three months ended March 31, 2013, as compared to a net loss attributable to common stockholders of $198 million, or $0.21 loss per diluted share, for the three months ended March 31, 2012. The non-cash accounting adjustment for outstanding warrants reduced income from continuing operations for the three months ended March 31, 2013 by $41 million and for the three months ended March 31, 2012 by $143 million.

  Company Net Operating Income

  •
  For the three months ended March 31, 2013, Company NOI was approximately $540 million, compared to Company NOI of approximately $513 million for the three months ended March 31, 2012.

  Company Earnings Before Interest, Taxes, Depreciation and Amortization

  •
  For the three months ended March 31, 2013, Company EBITDA was approximately $496 million, compared to Company EBITDA of approximately $469 million for the three months ended March 31, 2012.

  Company Funds from Operations

  •
  For the three months ended March 31, 2013, Company FFO was approximately $252 million, compared to Company FFO of approximately $222 million for the three months ended March 31, 2012.

        For definitions of Company NOI, Company EBITDA and Company FFO, and reconciliations of such measures to the most directly comparable GAAP measure, please see "Reconciliations of Non-GAAP Supplemental Financial Measures to GAAP Financial Measures" below.

  Operational Highlights for the U.S. Regional Mall Portfolio

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  Tenant sales increased 6.3% to $558 per square foot on a trailing 12-month basis.

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  Mall leased percentage was 95.8% at quarter end, an increase of 210 basis points from March 31, 2012.

  •
  Initial rental rates for executed leases commencing in 2013 on a suite-to-suite basis increased 11.1%, or $6.43 per square foot, to $64.44 per square foot when compared to the rental rate for expiring leases.

  Financing Activities

        During the three months ended March 31, 2013, we obtained $1.5 billion ($1.4 billion at share) of property-level debt with a weighted-average interest rate of 3.61% and average term-to-maturity of 11.6 years; the prior loans had a weighted-average interest rate of 5.09% and average term-to-maturity of 1.2 years. The transactions generated approximately $678 million of net proceeds.

        On February 13, 2013, we issued 10,000,000 shares of 6.375% Series A Perpetual Preferred Stock at a price of $25.00 per share.

        During the three months ended March 31, 2013, we repaid $92 million of 5.375% unsecured notes scheduled to mature on November 26, 2013. In connection with the repayment, we incurred approximately $3.5 million of early redemption fees. On May 1, 2013, we redeemed $609 million of 6.75% unsecured notes due November 9, 2015. In connection with the repayment, we incurred approximately $20.5 million of early redemption fees.

        Subsequent to March 31, 2013, the Company obtained $160 million of property-level debt with a weighted-average interest rate of 3.67% and a term-to-maturity of 10.0 years. The prior loan had a weighted-average interest rate of 7.50% and a term-to-maturity of less than one year. The transaction generated approximately $60 million of net proceeds.

        Subsequent to March 31, 2013, the Company obtained a $1.5 billion corporate loan secured by cross-collateralized mortgages on 16 properties with a weighted-average interest rate of LIBOR + 2.50% and a term-to-maturity of 3.0 years (with two one-year options); the prior loans secured by 16 properties had a weighted-average interest rate of 3.98% and a term to maturity of 3.3 years. The transaction generated approximately $180 million of net proceeds.

  Investment Activities

        During the three months ended March 31, 2013, we acquired an additional 15% interest in the Village of Merrick Park, a Class A mall held in a joint venture with sales per square foot of approximately $675. As a result, we now own 55% of the joint venture.

        During the three months ended March 31, 2013, we disposed of Mall of the Bluffs and Southlake Mall, which were two Class C malls with sales per square foot of approximately $250.

        We have redevelopment activities under construction totaling approximately $900 million of capital investment (at share), encompassing 24 properties, including Ala Moana, Fashion Show, and Glendale Galleria. During the quarter, construction was completed on Northridge Fashion Center totaling approximately $13 million.

  Warrants

        On January 28, 2013, we purchased approximately 46 million warrants held by the affiliates of The Blackstone Group and Fairholme Funds, Inc. that were issuable into approximately 27 million shares of common stock, using net share settlement, for approximately $633 million. The approximately 74 million remaining outstanding warrants are exercisable into approximately 43 million shares of common stock, using net share settlement.

        On March 28, 2013, the Company amended the warrant agreement applicable to the remaining outstanding warrants. This amendment resulted in the classification of the warrants as permanent equity. Prior to the amendment, the warrants were classified as a liability and marked to fair value, with changes in fair value recognized in earnings.

        A preferred stock dividend was declared on March 5, 2013 payable April 12, 2013 to shareholders of record on March 15, 2013. This represents a pro-rated initial dividend from the date of original issuance, February 13, 2013, through March 31, 2013.

Reconciliations of Non-GAAP Supplemental Financial Measures to GAAP Financial Measures

        We believe that Company Net Operating Income ("Company NOI") is a useful supplemental measure of our operating performance. We define Company NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts). Company NOI has been reflected on a proportionate basis (at our ownership share) and excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.

        We present Company Earnings Before Interest, Taxes, Depreciation and Amortization ("Company EBITDA") because we believe certain investors and other users of our financial information use them as measures of our historical operating performance. Company EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization. Company EBITDA has been reflected on a proportionate basis and excludes certain non-cash and certain non-recurring items such as our Company NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

        We determine Company Funds from Operations ("Company FFO") based upon the definition set forth by National Association of Real Estate Investment Trusts ("NAREIT FFO"). We determine NAREIT FFO to be our share of consolidated net income (loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of NAREIT FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with our presentation of Company NOI and Company EBITDA, Company FFO has been reflected on a proportionate basis, and FFO excludes FFO certain items that are non-cash and certain non-comparable items such as our Company NOI adjustments, Company EBITDA adjustments, and FFO items such as FFO from discontinued operations from the spin-off of Rouse Properties, Inc., normal adjustments from operating properties such as straight-line, above/below market lease amortization, mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

        We consider FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of our properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO provides investors with a clearer view of our operating performance. We present FFO as we believe certain investors and other users of our financial information use them as measures of our historical operating performance.

        Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns. In addition, management believes NOI provides useful information to the investment community about our operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of our financial performance. We present NOI as we believe certain investors and other users of our financial information use them as measures of our historical operating performance.

        We present EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between our non-GAAP supplemental financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows:

  •
  a reconciliation of Company NOI, Company EBITDA, and Company FFO on a proportionate basis;

  •
  a reconciliation of NOI and Company NOI to GAAP operating income (loss);

  •
  a reconciliation of EBITDA and Company EBITDA to GAAP net income (loss) attributable to GGP; and

  •
  a reconciliation of FFO and Company FFO to GAAP net income (loss) attributable to GGP has been provided.

        None of our non-GAAP supplemental financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs. In addition, we have presented such financial measures on a consolidated and unconsolidated basis (at our ownership share) as we believe that given the significance of our operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of our unconsolidated properties provides important insights into the income and FFO produced by such investments for us as a whole.

        We have not yet finalized our financial statements as of and for the quarter ended March 31, 2013. Accordingly, financial information as of and for the quarter ended March 31, 2013 is subject to further revisions as we finalize our financial statements as of and for such period.

Reconciliation of NOI, EBITDA, and FFO

For the Three Months Ended March 31, 2013 and 2012

(In thousands)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Proportionate	Adjustments	Company	Proportionate	Adjustments	Company
	(unaudited)			(unaudited)
Property revenues:
Minimum rents	$496,698	$7,318	$504,016	$471,843	$6,256	$478,099
Tenant recoveries	223,346	—	223,346	210,991	—	210,991
Overage rents	15,712	—	15,712	16,671	—	16,671
Other revenue	28,215	—	28,215	20,301	—	20,301

Total property revenues	763,971	7,318	771,289	719.806	6,256	726,062

Property operating expenses:
Real estate taxes	81,302	(1,578)	79,724	67,102	(1,578)	65,524
Property maintenance costs	27,873	—	27,873	24,952	—	24,952
Marketing	7,955	—	7,955	8,301	—	8,301
Other property operating costs	114,293	(1,384)	112,909	112,781	(1,434)	111,347
Provision for doubtful accounts	2,680	—	2,680	2,447	—	2,447

Total property operating expenses	234,103	(2,962)	231,141	215,583	(3,012)	212,571

NOI	$529,868	$10,280	$540,148	$504,223	$9,268	$513,491
Management fees and other corporate revenues	17,816	—	17,816	17,698	—	17,698
Property management and other costs	(46,272)	(424)	(46,696)	(47,594)	(424)	(48,018)

NOI after net property management costs	$501,412	$9,856	$511,268	$474,327	$8,844	$483,171

General and administrative	(15,099)	—	(15,099)	(13,921)	—	(13,921)

EBITDA	$486,313	$9,856	$496,169	$460,406	$8,844	$469,250

Depreciation on non-income producing assets	(3,094)	—	(3,094)	(1,702)	—	(1,702)
Interest income	2,329	—	2,329	1,367	—	1,367
Preferred unit distributions	(2,336)	—	(2,336)	(5,433)	3,098	(2,335)
Preferred stock dividends	(2,125)	—	(2,125)	—	—	—
Interest expense:
Default interest	(1,306)	1,306	—	(1,453)	1,453	—
Mark-to-market adjustments on debt	(3,769)	3,769	—	4,352	(4,352)	—
Write-off of mark-to-market adjustments on extinguished debt	7,205	(7,205)	—	(922)	922	—
Debt extinguishment expenses	—	—	—	(176)	176	—
Interest on existing debt	(238,580)	—	(238,580)	(249,497)	—	(249,397)
Warrant liability adjustment	(40,546)	40,546	—	(143,112)	143,112	—
Loss on extinguishment of debt	(9,319)	9,319	—	—	—	—
Provision for income taxes	(206)	(340)	(546)	(1,483)	840	(643)
FFO from discontinued operations	24,679	(24,724)	(45)	12,068	(6,789)	5,279

FFO	$219,245	$32,527	$251,772	$74,415	$147,304	$221,719

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012
	(unaudited)
Reconciliation of Company NOI to GAAP Operating Income:
Company NOI:	$540,148	$513,491
Adjustments for minimum rents, real estate taxes and other property operating costs	(10,280)	(9,268)

Proportionate NOI	529,868	504,223
Unconsolidated Properties	(102,219)	(98,063)

Consolidated Properties	427,649	406,160
Management fees and other corporate revenues	15,931	16,171
Property management and other costs	(40,355)	(41,540)
General and administrative	(10,933)	(10,510)
Depreciation and amortization	(195,433)	(206,789)
Noncontrolling interest in operating income of Consolidated Properties and other	3,502	2,424

Operating income	$200,361	$165,916

Reconciliation of Company EBITDA to GAAP Net Income (Loss) Attributable to GGP:
Company EBITDA:	$496,169	$469,250
Adjustments for minimum rents, property operating expenses and property management and other costs	(9,856)	(8,844)

Proportionate EBITDA	486,313	460,406
Unconsolidated Properties	(93,869)	(89,953)

Consolidated Properties	392,444	370,453
Depreciation and amortization	(195,433)	(206,789)
Noncontrolling interest in NOI of Consolidated Properties	3,502	2,424
Interest income	721	661
Interest expense	(195,383)	(210,760)
Warrant liability adjustment	(40,546)	(143,112)
Provision for income taxes	(141)	(1,396)
Equity in income of Unconsolidated Real Estate Affiliates	13,194	5,952
Equity in income of Unconsolidated Real Estate Affiliates—gain in investment	3,448	—
Discontinued operations	18,927	(11,509)
Loss on extinguishment of debt	(9,319)	—
Allocation to noncontrolling interests	(2,940)	(3,539)

Net loss attributable to GGP	$(11,526)	$(197,615)

Reconciliation of Company FFO to GAAP Net Loss Attributable to GGP:
Company FFO:	$251,772	$221,719
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(32,527)	(147,304)

Proportionate FFO	219,245	74,415
Depreciation and amortization of capitalized real estate costs	(239,055)	(253,532)
Gains on sales of investment properties	9,736	2,101
Preferred stock dividends	2,125	—
Noncontrolling interests in depreciation of Consolidated Properties	1,769	1,755
Provision for impairment excluded from FFO of discontinued operations	(4,975)	(10,393)
Redeemable noncontrolling interests	79	1,318
Depreciation and amortization of discontinued operations	(450)	(13,279)
Net loss attributable to GGP	$(11,526)	$(197,615)

 The Offering

Common stock offered by the selling shareholders in this offering	23,431,803 shares
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock offered by the selling shareholders in this offering. See "Use of Proceeds".
Restrictions on ownership and transfer
To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, our charter imposes certain restrictions on ownership and transfer of our common stock.
Listing	Our common stock is listed on the New York Stock Exchange, or "NYSE," under the symbol "GGP".
Dividend policy	See "Price Range of Common Stock and Dividends" and "Dividend Policy" for further information regarding our dividends.
Risk factors
Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and "Item 1A—Risk Factors" beginning on page 7 of our Annual Report on Form 10-K, which is incorporated by reference herein, to read about factors you should consider before buying our common stock.
Dilution	This offering is not dilutive to existing shareholders as all shares are currently registered, issued and outstanding.

        For a description of the U.S. federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our common stock, see "United States Federal Income Tax Considerations" beginning on page S-14 of this prospectus supplement.

RISK FACTORS

        Before investing in our securities, you should carefully consider the risks and uncertainties described below, as well as such information set forth elsewhere in this prospectus supplement, the accompanying prospectus and any other information that is incorporated by reference, including the risks described in our reports we file with the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K, filed with the SEC on February 28, 2013.

The market price of our common stock may fluctuate significantly.

        The market price of our common stock may fluctuate significantly in response to many factors, including:

  •
  general market and economic conditions;

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  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

  •
  changes in our earnings estimates or those of analysts;

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  publication of research reports about us, the real estate industry generally or the regional mall industry, and recommendations by financial analysts with respect to us or other REITs;

  •
  adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

  •
  the ability of our tenants to pay rent to us and meet their other obligations to us under current lease terms and our ability to re-lease space as leases expire;

  •
  increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any securities we may issue or additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional shareholders;

  •
  speculation in the press or investment community;

  •
  continuing high levels of volatility in the capital and credit markets; and

  •
  the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement and the accompanying prospectus.

        Many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.

Our shareholders may experience dilution if we issue additional common stock in the future.

        We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. Any additional future issuances of common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our shareholders may experience dilution in both the book value and fair value of their shares. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that such sales could occur, and this could materially and adversely affect our ability to raise capital through future offerings of equity or equity-related securities.

We may change the distribution policy for our common stock in the future.

        The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and any preferred shares, the annual dividend requirements under the REIT provisions of the Internal Revenue Code, state law and such other factors as our board of directors deems relevant. Our actual dividend payable will be determined by our board of directors based upon the circumstances at the time of declaration. Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

 PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the NYSE under the symbol "GGP". On May 6, 2013, the last reported sales price per share of our common stock on the NYSE was $23.33. The table below sets forth, for the periods indicated, the high and low closing sales price per share of our common stock, as reported by the NYSE, and the cash dividends declared per share with respect to such periods.

	Price Per Share of Common Stock
			Cash Dividends Declared Per Share
	High	Low
2013
Quarter Ended March 31	$20.26	$19.12	$0.12
Quarter Ending June 30 (through May 6, 2013)	23.33	19.97	N/A
2012
Quarter Ended March 31	$17.07	$14.49	$0.10
Quarter Ended June 30	18.44	15.85	0.10
Quarter Ended September 30	21.25	16.95	0.11
Quarter Ended December 31	20.55	18.24	0.11
2011
Quarter Ended March 31	$16.24	$14.13	$0.10
Quarter Ended June 30	16.85	14.81	0.10
Quarter Ended September 30	17.43	11.64	0.10
Quarter Ended December 31	15.19	10.68	0.10

        As of March 12, 2013, there were approximately 2,853 holders of record of our common stock. This does not include the number of shareholders that hold shares in "street-name" through banks or broker-dealers.

 DIVIDEND POLICY

        We pay regular quarterly dividends to our shareholders. Dividends to our shareholders are at the discretion of our board of directors and depend on the cash available to us, our financial condition, capital and other requirements, and such other factors as our board of directors deems relevant. To qualify as a REIT, we generally must distribute at least 90% of our REIT taxable income prior to net capital gains to our shareholders, as well as meet certain other requirements. (For a more detailed discussion of the REIT qualification requirements, including distribution requirements, see the discussion under "United States Federal Income Tax Considerations—Taxation of General Growth Properties, Inc.—Requirements for qualification as a REIT" in the accompanying prospectus.) We must pay these distributions in the taxable year the income is recognized, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared to the extent such distributions represent our earnings and profits for such year. In addition, at our election, a distribution for a taxable year may be declared in the following taxable year if it is declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. These distributions qualify as dividends paid for the 90% REIT distribution test for the previous year and are taxable to holders of our capital stock in the year in which paid.

        We currently expect to fund the cash portion of dividends from cash on hand, cash generated from operations, sales of non-core assets and, potentially, proceeds from future capital markets transactions. We also could incur debt to fund cash dividends, including borrowings under our revolving credit facility, although we currently have no intention to do so. Although we have done so in the past, we cannot guarantee that we will be able to pay dividends on a regular quarterly basis or at the same level in the future. In addition, we may choose to pay a portion of such dividends in stock.

 SELLING SHAREHOLDERS

        The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by each selling shareholder as of May 6, 2013, the number of shares of common stock being offered by each selling shareholder pursuant to this prospectus supplement and the number of shares and percentage of common stock that will be beneficially owned by each selling shareholder immediately after the offering contemplated by this prospectus supplement.

        As of April 30, 2013, there were 938,881,500 shares of our common stock outstanding.

	Prior to this Offering		Sold in this Offering	After this Offering
Selling Shareholder	Shares of Common Stock	Percentage of Common Stock	Shares of Common Stock	Shares of Common Stock	Percentage of Common Stock
BREP (GGP) VI L.P.(1)	9,589,815	1.02%	9,589,815	—	—%
BREP (GGP) VI-A L.P.(1)	5,623,495	0.60%	5,623,495	—	—%
BREP (GGP) VI.TE.1 L.P.(1)	2,626,425	0.28%	2,626,425	—	—%
BREP (GGP) VI.TE.2 L.P.(1)	5,592,068	0.60%	5,592,068	—	—%

(1)
(a) Blackstone Real Estate Associates VI (GGP) L.L.C. is the general partner of BREP (GGP) VI L.P., BREP (GGP) VI-A L.P., BREP (GGP) VI.TE.1 L.P. and BREP (GGP) VI.TE.2 L.P. (collectively, the "Blackstone Funds"); (b) Blackstone Real Estate Associates VI L.P. is the sole member of Blackstone Real Estate Associates VI (GGP) L.L.C.; (c) BREA VI L.L.C. is the general partner of Blackstone Real Estate Associates VI L.P.; (d) Blackstone Holdings III L.P. is the managing member of BREA VI L.L.C.; (e) Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P.; (f) Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.; (g) The Blackstone Group L.P. is the managing member of Blackstone Holdings III GP Management L.L.C. and (h) The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C., which is in turn wholly owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such securities except to the extent of its or his indirect pecuniary interest therein. John G. Schreiber, a director of the Company, may be deemed to share dispositive power over these securities, but Mr. Schreiber disclaims beneficial ownership of such securities except to the extent of his indirect pecuniary interest therein. The address of the Blackstone Funds and each other entity or individual described in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and to the ownership and disposition of our common stock. Except where noted, this summary deals only with common stock held as capital assets. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, REITs, "controlled foreign corporations", "passive foreign investment companies", broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold common stock as part of a hedge against currency or interest rate risks or that hold common stock as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of common stock that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock.

Taxation of General Growth Properties, Inc.

General

        This section is a summary of certain federal income tax matters of general application pertaining to us under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

        We elected to be treated as a REIT in connection with the filing of our tax return for 2010. Such election was retroactive to July 1, 2010, the date of our incorporation. We believe that, commencing with such taxable year, we have been organized, have operated and are continuing to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In connection with this registration, Arnold & Porter LLP, our special REIT tax counsel, has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2010, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code and our current and proposed method of operation will enable us to meet the requirements for qualification as a REIT under the Code.

        It must be emphasized that the opinion of Arnold & Porter LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Arnold & Porter LLP or by us that we will so qualify for any particular year. Arnold & Porter LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service ("IRS") or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Arnold & Porter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

  •
  We may, under certain circumstances, be subject to the "alternative minimum tax" on our items of tax preference.

  •
  If we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test (as discussed below) and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test (discussed below), multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.

  •
  If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

  •
  If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.

  •
  If we acquire any asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are forgone by the corporation from which the assets are acquired.

  •
  We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS disputes the reported amounts of these items.

  •
  If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the retained net capital gain; each stockholder will be required to include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and each of our stockholders will receive a credit or refund for the stockholder's proportionate share of the tax we pay.

  •
  We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

        Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to foreign taxes on investments and activities in foreign jurisdictions. Finally, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

  (4)
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that the first four conditions listed above must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to "look-through" attribution rules to determine the individuals who constructively own the stock held by the entity.

        We believe we have operated and intend to continue to operate in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, our certificate of incorporation provides certain restrictions regarding transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under "—Failure to qualify as a REIT" for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, each year we must demand from the record holders of certain percentages of our stock written statements in which the record holders are to disclose the persons required to include in gross income our REIT dividends. A stockholder who fails or refuses to comply with the demand must submit a statement with his or her tax return disclosing the actual ownership of the shares and certain other information.

        In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We use a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code, and regulations promulgated thereunder that must be met to elect and maintain REIT status.

Gross income tests

        In order to maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "interest" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

        Rents that we receive will qualify as "rents from real property" in satisfying the gross income requirements described above only if certain conditions, including the following, are met. First, the amount of rent generally must not depend in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from qualifying as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "rents from real property" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property. Second, except for certain rents received from a taxable REIT subsidiary, rents received from a tenant will not qualify as "rents from real property" if the REIT (or an actual or constructive owner of 10% or more of the REIT) actually or constructively owns 10% or more of the tenant. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as "rents from real property" so long as at least 90% of the leased space of the property is rented to third parties and the rents received are substantially comparable to rents received from other tenants of the property for comparable space. Third parties for this purpose means persons other than taxable REIT subsidiaries or related parties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

        In addition, for rents received to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render non-customary services to the tenants of such property, other than through an independent contractor from which the REIT derives no revenue or through a taxable REIT subsidiary. A REIT is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Moreover, a REIT may provide non-customary services to tenants of, or operate or manage, a property without disqualifying all of the rent from the property if the payment for such services or operation or management of the property does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services or operation or management is deemed to be at least 150% of the direct cost of providing the services or providing the operation or management.

        Although our affiliates may perform development, construction and leasing services for, and may operate and manage, certain properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services or operation or management are provided, such services, operation or management will generally (although not necessarily in all cases) be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for non-customary services or operation or management that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        Our share of any dividends received from our non-REIT corporate subsidiaries and from other corporations in which we own an interest, will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

        If the IRS successfully asserts that any amount of interest, rent, or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm's length, the IRS's adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See "—Penalty tax" below. Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See "—Failure to qualify as a REIT" below for a discussion of the implications of such failure to qualify as a REIT. As discussed above in "—General," even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.

Asset tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a "real estate asset" only for the one-year period beginning on the date that we receive the proceeds of the offering.

        Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).

        Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Fourth, except for securities that qualify for purposes of the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain "straight debt" securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property, any security issued by a REIT or a qualified REIT subsidiary (as described below), and certain interests in partnerships (which are subject to a look-thru rule as described below). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding for this purpose certain securities described in the Code.

        The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

        Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or that we will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Ownership of interests in partnerships and other entities classified as partnerships

        We may own and operate one or more properties through partnerships and other entities classified as partnerships for U.S. federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership's share of assets and items of income of any partnership in which it owns an interest.

        We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.

Ownership of interests in qualified REIT subsidiaries

        We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock, and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer's securities or more than 5% of the value of our total assets.

Ownership of interests in taxable REIT subsidiaries

        We may from time to time own corporate subsidiaries treated as taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See "—Asset tests" above.

        Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary's securities and the income and gain we derive therefrom. Certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (e.g., the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.

Ownership of interests in subsidiary REITs

        Substantially all of our directly held assets will be interests in one or more subsidiary REITs. Our interests in subsidiary REITs are treated as qualifying real estate assets for purposes of the REIT asset requirements, and any dividend income or gains derived from such interests will generally be treated as income that qualifies for purposes of the REIT 75% and 95% income requirements, provided, in each case, that our subsidiary REITs continue to qualify as REITs. We and our subsidiary REITs are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements as described herein. The failure of one or more of our subsidiary REITs to qualify as a REIT, however, could result in our inability to qualify as a REIT as well.

Distribution requirements

        In order to qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income," as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.

        We intend to make timely distributions sufficient to satisfy these annual distribution requirements. It is possible, however, that from time to time we may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash, and (b) the inclusion of certain items in income by us for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.

        Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent that the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax. We intend to make timely distributions sufficient to satisfy this annual distribution requirement.

Prohibited transaction income

        Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

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  the property sold is a real estate asset for purposes of the asset tests discussed above;

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  the REIT has held the property for at least two years;

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  aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;

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  either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

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  with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and

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  if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

        We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax on income from prohibited transactions.

Penalty tax

        Any redetermined rents, redetermined deductions or excess interest we generate are subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive do not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm's length rates, although the fees paid may not satisfy the safe harbor provisions referenced in the preceding paragraph. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly.

If the IRS successfully makes such an assertion, we will be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Failure to qualify as a REIT

        Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, stockholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 20% assuming the relevant holding periods have been met (for tax years beginning after 2012), and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

Taxation of U.S. Holders

Distributions on common stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

        To the extent that we make distributions on shares of our common stock in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in the U.S. holder's shares of our common stock by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in the holder's shares will be taxable as capital gain.

        The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November, or December of any year and that are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year.

        To the extent that we pay a portion of a dividend in shares of our common stock, U.S. holders may be required to pay tax on the entire amount distributed, including the portion paid in shares of our common stock, in which case the holders might be required to pay the tax using cash from sources other than our company. If a U.S. holder sells the shares of our common stock that the holder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our shares of common stock at the time of the sale.

Capital gain dividends.

        Dividends that we properly designate as capital gain dividends will be taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common stock. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate U.S. holders at a maximum 20% rate or 25% rate (with respect to unrecaptured Section 1250 gains). If we fail to designate the applicable bracket, all capital gain dividends will be taxable to non-corporate U.S. holders at the 25% rate. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Retention of net capital gains.

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:

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  include the holder's pro rata share, based on its shareholdings on the last day of our taxable year, of our undistributed net capital gain in computing the holder's long-term capital gains in the holder's return for the holder's taxable year in which the last day of our taxable year falls;

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  be deemed to have paid the holder's proportionate share of capital gain tax imposed on us on the designated amounts included in the holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by the holder;

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  increase the adjusted tax basis of the holder's common stock by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Qualified dividend income

        A portion of distributions out of our current or accumulated earnings and profits may constitute "qualified dividend income" that is taxed to non-corporate U.S. holders at a maximum rate of 20% (the same as the maximum rate applicable to long-term capital gains) for tax years beginning after 2012 to the extent the amount is attributable to amounts described below, and we properly designate the amount as "qualified dividend income" and the relevant holding period requirements have been met. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);

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  the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and

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  the excess of any income recognized during the immediately preceding year that is subject to tax by reason of the application of regulations under Section 337(d) of the Code for such preceding year over the federal income tax paid by us with respect to the application of such regulations.

Sale, redemption or other disposition of common stock

        You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common stock. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common stock. If you are a non-corporate U.S. holder and your holding period for the common stock at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Additional Medicare Contribution Tax

        An additional tax of 3.8% generally will be imposed on the "net investment income" of U.S. holders who meet certain requirements and are individuals, estates or certain trusts for taxable years beginning after December 31, 2012. Among other items, "net investment income" generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as shares of our common stock or warrants. In the case of individuals, this tax will only apply to the extent such individual's modified adjusted gross income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). U.S. holders should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Taxation of non-U.S. holders

Sale, redemption or other disposition of our common stock

        You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of common stock unless the stock constitutes a United States Real Property Interest, or "USRPI" (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Stock of a U.S. corporation is treated as a USRPI unless an exception from such status under the FIRPTA rules applies. One such exception is for stock of a "domestically controlled qualified investment entity." Shares of our common stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-U.S. holders. We believe that we are a "domestically controlled qualified investment entity," but we cannot guarantee such status in part due to the fact that our stock is publicly traded.

        Even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of our common stock, gain arising from a sale or exchange of a non-U.S. holder's shares of our common stock will generally not be subject to taxation under FIRPTA as a sale of a USRPI

    (a) shares of our common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, such as the New York Stock Exchange, and

    (b) such non-U.S. holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange.

        We expect the shares of our common stock to be regularly traded on an established securities market. Thus, even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of our common stock, as long as our shares are regularly traded on an established securities market at that time and the non-U.S. holder does not own, or has not owned during the five-year period ending on the date of the sale or exchange, more than 5% of the shares of our common stock, gain arising from the sale of the holder's shares of our common stock generally will not be subject to taxation under FIRPTA as a sale of a USRPI. If gain on the sale or exchange of a non-U.S. holder's shares of our common stock is subject to taxation under FIRPTA, such non-U.S. holder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange of shares of our common stock, the shares are not regularly traded on an established securities market, then the purchaser of the shares of our common stock will be required to withhold and remit an amount equal to 10% of the purchase price to the IRS.

        Notwithstanding the foregoing, gain from the sale or exchange of shares of our common stock not otherwise subject to taxation under FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in shares of our common stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if a sale or exchange of our shares would be exempt from FIRPTA because we are a "domestically controlled qualified investment entity," upon disposition of shares of our common stock, a non-U.S. holder may be treated as having gain from the sale or exchange of USRPIs if the non-U.S. holder (1) disposes of the holder's shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).

Distributions

        If you receive a distribution with respect to common stock that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as a capital gain dividend, the distribution will be generally taxed as ordinary income to the extent that such distribution is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). You generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

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  the dividend is effectively connected with your conduct of a U.S. trade or business (and you provide to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or suitable substitute or successor form) to avoid withholding); or

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  an applicable tax treaty provides for a lower rate of withholding tax (and you certify your entitlement to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

        Under certain tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

        Except to the extent provided by an applicable tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable tax treaty).

Capital gain dividends and distributions attributable to a sale or exchange of USRPIs.

        Pursuant to FIRPTA, income from distributions paid by us to a non-U.S. holder of our common stock that is attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will be treated as income effectively connected with a United States trade or business. Non-U.S. holders generally will be taxed on the amount of this income at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We will also be required to withhold and to remit to the IRS 35% of the amount of any distributions paid by us to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of the amount of any distributions paid by us to the non-U.S. holder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable . If we designate a prior distribution as a capital gain dividend, we may be required to do "catch-up" on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. holder's U.S. federal income tax liability.

        Income from a distribution paid by a REIT to a non-U.S. holder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under FIRPTA, and therefore, will not be subject to the rates applicable to U.S. holders or to the 35% U.S. withholding tax described above, but only if the non-U.S. holder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. We believe the shares of our common stock are regularly traded on a market that we believe qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 5% of the shares of our common stock generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of USRPIs will be treated as ordinary dividend distributions.

        The treatment of income from distributions paid by us to a non-U.S. holder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a USRPI, is not clear. One example of such a scenario would be a distribution attributable to income from a disposition of non-U.S. real property. Such income may be (i) generally exempt from U.S. federal taxation or tax withholding, (ii) treated as a distribution that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as capital gain dividends (described above), or

(iii) under one interpretation of the FIRPTA Treasury Regulations, subject to withholding at a 35% rate.

        If capital gain dividends, other than those arising from the disposition of a USRPI, were to be exempt from U.S. federal taxation or tax withholding, a non-U.S. holder should generally not be subject to U.S. federal taxation on such distributions unless:

  (1)
  the investment in the non-U.S. holder's shares of our common stock is treated as effectively connected with the holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the holder will be subject to the same treatment as U.S. holders with respect to the gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed under "—Distributions" above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        It is possible that a distribution paid by us to a non-U.S. holder that is attributable to gain from the sale or exchange of property (i.e., a capital gain dividend) that is not a USRPI may be subject to withholding under Treasury Regulations §1.1445-8, subjecting such distribution to a 35% withholding tax. In addition, it is possible that a distribution attributable to such a disposition could be treated as a dividend subject to 30% withholding on ordinary dividend distributions or to a lower treaty rate (as discussed above). Currently, we do not believe that either of these characterizations is the correct interpretation of the Treasury Regulations and we may take the position that such distributions are generally exempt from U.S. federal taxation and tax withholding. However, even if we ultimately decide to take such a position, there can be no assurance that the IRS will agree with us. Even if we withhold amounts from such a distribution, the recipient of the distribution may be entitled to a refund from the IRS or other taxing authority with respect to some or all of the amount withheld. Non-U.S. holders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a USRPI with their tax advisors.

Retention of net capital gains.

        Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of the shares of our common stock held by non-U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder will be permitted to offset as a credit against the holder's U.S. federal income tax liability resulting from the holder's proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent that the holder's proportionate share of the tax paid by us exceeds the holder's actual U.S. federal income tax liability.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with dividends on common stock and the proceeds of a sale or other disposition of common stock. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

        A non-U.S. holder may be subject to the U.S. information reporting and backup withholding on dividends on common stock and the proceeds of a sale or other disposition of common stock unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person.

The certification requirements generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a United States person (within the meaning of the Code). Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on common stock paid to a non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

        Payment of the proceeds of the sale or other disposition of common stock to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        A 30% withholding tax will be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Such payments will include dividends on our common stock and the gross proceeds from the sale or other disposition of our common stock. You could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold our common stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, withholding will not apply to payments of dividends before January 1, 2014, and to payments of gross proceeds from a sale or other disposition of our common before January 1, 2017.

UNDERWRITING

        The Company, the selling shareholders and Citigroup Global Markets Inc. (the "underwriter") have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, the underwriter has agreed to purchase all of the 23,431,803 shares offered hereby.

        The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter will need to close out any short sale by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the shares while the offering is still in progress.

        Purchases to cover a short position, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and may maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        The underwriter may arrange to sell shares of common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

        For a period beginning on the date of this prospectus supplement and continuing through 30 days after the date of this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our common stock without the prior consent of Citigroup Global Markets Inc.; provided, however, that the foregoing restrictions shall not apply to the registration of the sale of the shares as contemplated by the underwriting agreement, issuances pursuant to existing employee incentive plans, stock purchase plans or other employee or director plans, issuances pursuant to existing agreements, and offers, sales or other dispositions in connection with any merger, joint venture, acquisition or similar transactions.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

          (d)   in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act ("FSMA")) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        The shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the

Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares may not be sold directly or indirectly in or into Switzerland except in a manner that will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares may be distributed, published or otherwise made available in Switzerland except in a manner that will not constitute a public offer of the shares in Switzerland.

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $300,000, all of which will be paid by the selling shareholders.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

        The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in Australia

        No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

        (a) you confirm and warrant that you are either:

  (i)
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  (ii)
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  (iii)
  a person associated with the company under section 708(12) of the Corporations Act; or

  (iv)
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

        (b) you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of the common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

        The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

 VALIDITY OF COMMON STOCK

        The validity of the shares of common stock being offered herein will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain tax matters related to our qualification as a REIT will be passed upon for us by Arnold & Porter LLP, Washington, D.C. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters for the underwriter with respect to this offering.

 EXPERTS

        Our consolidated financial statements, except for the financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C. (which are accounted for by use of the equity method), the related consolidated financial statement schedule, and the effectiveness of our internal control over financial reporting, each incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and for the consolidated financial statements includes an expanatory paragraph regarding GGP's financial statements with assets, liabilities and a capital structure having carrying values not comparable with prior periods, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference.

        The consolidated financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C., (which are accounted for by use of the equity method), as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, not presented separately in this prospectus supplement, have been audited by KPMG LLP, an independent registered public accounting firm. Our consolidated financial statements and consolidated financial statement schedule are incorporated by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

PROSPECTUS

General Growth Properties, Inc.
13,000,000 Shares of Common Stock

        This prospectus relates solely to our issuance of up to 13,000,000 shares of common stock of General Growth Properties, Inc., formerly New GGP, Inc., $0.01 par value per share ("common stock"), to certain holders of common units (the "common units") of limited partnership interests in GGP Limited Partnership (the "Operating Partnership" or "GGPLP"), a Delaware limited partnership. Our indirect, controlled subsidiary is the general partner of GGPLP. Pursuant to redemption agreements between GGPLP and GGPLP unit holders, we may elect to deliver common stock to unit holders who wish to have their common units redeemed. We do not know when or in what amount we may issue common stock to such unit holders. This registration does not necessarily mean that any of the common units will be redeemed or that we will issue any shares of common stock.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "GGP." The closing price for our common stock on the NYSE on March 10, 2011 was $14.68.

        We will not receive any cash proceeds from the issuance of the common stock upon the tender of GGPLP unit holders' common units for redemption. However, we will acquire the common units in exchange for any common stock that we issue pursuant to this prospectus. See "Plan of Distribution" beginning on page 23. With each such acquisition, our indirect interest in GGPLP will increase. See "Summary of GGPLP Partnership Agreement" beginning on page 14.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus and the "Risk Factors" section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. We may issue to you, the GGPLP unit holders, at any time and from time to time, in one or more offerings, the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein.

        You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" and "Incorporation by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of the such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

        We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us," "our," "our company" or "the company" are to General Growth Properties, Inc. and its subsidiaries and joint ventures.

i

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus or in any prospectus supplement or document incorporated herein by reference, including statements such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions, constitute "forward-looking statements." Forward-looking statements are based on our current plans, expectations and projections about future events. Forward-looking statements should not be unduly relied upon. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you therefore against relying on any of these forward-looking statements.

        Forward-looking statements include, but are not limited to:

  •
  descriptions of plans or objectives of our management for debt repayment or restructuring, modification, extension, strategic alternatives, including capital raises and asset sales, and future operations;

  •
  projections of our revenues, income, earnings per share, funds from operations ("FFO"), net operating income ("NOI"), capital expenditures, income tax and other contingent liabilities, dividends, leverage, capital structure or other financial items;

  •
  forecasts of our future economic performance; and

  •
  descriptions of assumptions underlying or relating to any of the foregoing.

        Many factors, including the risk factors included in the periodic reports that we file with the SEC, could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Some important factors include:

  •
  our ability to achieve cost savings, and renew and enter into leases on favorable terms;

  •
  our ability to reduce our debt or other liquidity goals within our expected timeframe or at all;

  •
  recovery of the global economy, and our expectation that improvements in economic factors will drive improvements in our business;

  •
  our properties being located in favorable market areas with potential for future growth;

  •
  our ability to attract quality tenants and improve our occupancy cost recovery revenue and occupancy rate; and

  •
  the redevelopment of our properties and expectations about current projects underway at our properties.

        These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Also, these forward-looking statements present estimates and assumptions only as of the date made. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of such forward-looking statements.

ii

PROSPECTUS SUMMARY

        The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under "Incorporation by Reference" and "Where You Can Find More Information."

Our Company

        We are a Delaware corporation, incorporated on July 1, 2010 as New GGP, Inc., and the successor registrant by merger on November 9, 2010 (the "Effective Date") to GGP, Inc. ("Old GGP," "GGPI" or the "Predecessor"), which had operated as a self-administered and self-managed real estate investment trust, referred to as a "REIT" since 1986. We are principally a real estate developer and operator of regional malls with, at December 31, 2010, an ownership interest in 180 regional shopping malls (including 11 underperforming properties that we refer to as "Special Consideration Properties") in 43 states as well as ownership interests in other rental properties. We will elect REIT status for our 2010 tax year and intend to maintain this status in future periods.

        Our business began over 50 years ago as the owner of a single retail property in Cedar Rapids, Iowa. Through organic growth and strategic acquisitions, we now own some of the highest quality retail assets in the United States with many of our properties located in the fastest growing regions of the country. Our portfolio includes ownership interests in more than 169 million total square feet of regional mall retail. We also own stand-alone office properties, community shopping centers and hybrid mixed-use properties.

        Substantially all of our business is conducted through GGPLP in which we hold, through certain intermediate entities, a 1% general partnership interest and an approximate 98% limited partnership interest. We own 100% of many of our properties and a majority or controlling interest of certain others. As a result, these properties are consolidated under generally accepted accounting principles in the United States of America ("GAAP") and we refer to them as our "Consolidated Properties." Some properties are held through joint venture entities in which we own a non-controlling interest ("Unconsolidated Real Estate Affiliates"), and we refer to those properties as our "Unconsolidated Properties." Collectively, we refer to the Consolidated Properties and Unconsolidated Properties as our "Company Portfolio."

        We make all key strategic decisions for our Consolidated Properties. We are also the asset manager for most of our Company Portfolio, executing the strategic decisions and performing the day-to-day property management functions, operations, leasing, redevelopment, maintenance, accounting, marketing and promotional services. In connection with the Unconsolidated Properties, such strategic decisions are made jointly with the joint venture partners. With respect to jointly owned properties, we generally conduct the management activities through General Growth Management, Inc. ("GGMI"), one of our taxable REIT subsidiaries ("TRS") which manages, leases, and performs various services for the majority of the properties owned by our Unconsolidated Real Estate Affiliates. However, 20 of our properties owned by Unconsolidated Real Estate Affiliates (two of our regional malls and three of our community centers, located in the United States, and all of the 15 operating retail properties owned through our Brazil joint ventures) are unconsolidated and are managed by our joint venture partners.

Old GGP Bankruptcy and Reorganization

        On April 16, 2009, Old GGP and certain of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code ("Chapter 11"). On April 22, 2009 (collectively with April 16, 2009, the "Petition Date"), certain additional domestic subsidiaries of Old

GGP (collectively with Old GGP and the subsidiaries that sought Chapter 11 protection on April 16, 2009, the "Debtors") also filed voluntary petitions for relief (collectively, the "Chapter 11 Cases") in the bankruptcy court of the Southern District of New York (the "Bankruptcy Court"). However, none of GGMI, certain of our wholly-owned subsidiaries, nor any of our joint ventures, (collectively, the "Non-Debtors") either consolidated or unconsolidated, sought such protection. A total of 388 Debtors with approximately $21.83 billion of debt filed for Chapter 11 protection.

        During the remainder of 2009 and to the Effective Date, we operated as "debtors in possession" under the jurisdiction of the Bankruptcy Court and the applicable provisions of Chapter 11. In general, as debtors in possession, the Debtors were authorized under Chapter 11 to continue to operate as an ongoing business, but could not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

        The bankruptcy petitions triggered defaults on substantially all debt obligations of the Debtors. However, under section 362 of Chapter 11, the filing of a bankruptcy petition automatically stays most actions against the debtor's estate. The Chapter 11 Cases provided the protections necessary for the Debtors to develop and execute a restructuring of the Debtors to extend mortgage maturities, reduce corporate debt and overall leverage and establish a sustainable long-term capital structure.

        The first step of our reorganization was to extend our mortgage maturities by restructuring our property-level secured mortgage debt. During the period in 2010 prior to the Effective Date, 149 Debtors owning 96 properties with $10.23 billion of secured mortgage debt emerged from bankruptcy, while 113 Debtors owning 50 properties with $4.66 billion secured debt had emerged from bankruptcy as of December 31, 2009 (collectively, the "Emerged Debtors"). In addition, as the result of consensual agreements reached with lenders of certain of our corporate debt, Old GGP recognized $131.4 million of additional interest expense for the period in 2010 prior to the Effective Date. The plans of reorganization for such Emerged Debtors provided for, in exchange for payment of certain extension fees and cure of previously unpaid amounts due on the applicable mortgage loans (primarily, principal amortization otherwise scheduled to have been paid since the Petition Date), the extension of the secured mortgage loans at previously existing non-default interest rates. As a result of the extensions, none of these loans mature prior to January 1, 2014. As of December 31, 2010 the weighted average remaining term of our corporate debt, including our ownership share of the debt of our Unconsolidated Real Estate Affiliates, is approximately 4.6 years. In conjunction with these extensions, certain financial and operating covenants and guarantees were created or reinstated, all effective with the emergence of the remaining Debtors (the "TopCo Debtors") from bankruptcy on the Effective Date.

        The second step of our reorganization was to establish a sustainable long-term capital structure by reducing our corporate debt and overall leverage. The key element of this step was entering into agreements (collectively, as amended and restated, the "Investment Agreements") with REP Investments LLC, an affiliate of Brookfield Asset Management Inc. (the "Brookfield Investor"), affiliates of Fairholme Funds, Inc. ("Fairholme") and affiliates of Pershing Square Capital Management, L.P. ("Pershing Square" and together with the Brookfield Investor and Fairholme, the "Plan Sponsors"), pursuant to which Old GGP would be divided into two companies, GGP and The Howard Hughes Corporation ("HHC"), a newly formed real estate company, and the Plan Sponsors would invest in Old GGP's standalone emergence plan. As a result of the Investment Agreements, Old GGP obtained equity commitments for $6.55 billion ($6.30 billion for New GGP, Inc. and $250 million for HHC) subject to the conditions set forth in such agreements. In addition, the Plan Sponsors entered into an agreement with The Blackstone Group ("Blackstone" and, together with its permitted assigns, the "Blackstone Investors") whereby Blackstone subscribed for approximately 7.6% of the New GGP, Inc. and HHC shares to be issued to the Plan Sponsors and received a pro rata portion of each Plan Sponsors' Permanent Warrants (as defined below). In addition, Old GGP entered into an agreement with Teachers Retirement System of Texas ("Texas Teachers"), which provided for an additional equity commitment of $500.0 million. Finally, on September 21, 2010 we entered into a $300.0 million senior secured revolving facility (the "Facility") commencing on the Effective Date. This Facility, which was amended in February 2011 to provide for revolving loans of up to approximately $720 million (which may be increased, under certain conditions up to $1 billion) has not, as of March 7, 2010, been drawn upon.

        On August 17, 2010, Old GGP filed with the Bankruptcy Court its third amended and restated disclosure statement and plan of reorganization, supplemented on September 30, 2010 and on October 21, 2010 (the "Plan") for the 126 TopCo Debtors. On October 21, 2010, the Bankruptcy Court entered an order confirming the Plan. Pursuant to the Plan, on the Effective Date, Old GGP merged with a wholly-owned subsidiary of New GGP, Inc. and New GGP, Inc. was re-named General Growth Properties, Inc. Also pursuant to the Plan, prepetition creditor claims were satisfied in full and equity holders received newly issued common stock in New GGP, Inc. and in HHC. After such distribution, HHC became a publicly-held company, majority-owned by Old GGP's previous stockholders. GGP does not have any ownership interest in HHC as of, or subsequent to, the Effective Date. HHC assets, all formerly owned by Old GGP, on the Effective Date consisted primarily of the following:

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  four master planned communities;

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  nine mixed-use development opportunities;

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  four mall developmental projects;

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  seven redevelopment-opportunity retail malls; and

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  interests in eleven other real estate assets or projects.

        Pursuant to the Investment Agreements, the Plan Sponsors and Blackstone purchased, on the Effective Date, $6.3 billion of our common stock at $10.00 per share and $250.0 million of HHC stock at $47.61904 per share. In addition, pursuant to an agreement with Texas Teachers, Texas Teachers purchased on the Effective Date $500.0 million of our common stock at $10.25 per share.

        In lieu of the fees that would be customary in similar transactions, pursuant to the Investment Agreements, interim warrants were issued to the Brookfield Investor and Fairholme to purchase approximately 103 million shares of Old GGP at $15.00 per share (the "Interim Warrants") on May 10, 2010. The Interim Warrants vested: 40% upon issuance and the remainder were scheduled to vest in installments thereafter to December 31, 2010. The Interim Warrants could only be exercised if the Brookfield Investor or Fairholme Investment Agreements were not consummated. The Investment Agreements further provided that all Interim Warrants (whether vested or not) would be cancelled and warrants to purchase equity of HHC and New GGP, Inc. would be issued to the Plan Sponsors (the "Permanent Warrants") upon consummation of the Investment Agreements. As the Investment Agreements were consummated and the Interim Warrants cancelled, no expense has been recognized for the issuance of the Interim Warrants. With respect to the Permanent Warrants (including the Permanent Warrants issued to Blackstone), 8.0 million warrants to purchase common stock of HHC at an exercise price of $50.00 per share and 120.0 million warrants to purchase common stock of New GGP, Inc. at an exercise price of $10.75 per share, in the case of the Brookfield Investor, and an exercise price of $10.50, in the case of Fairholme and Pershing Square, were issued and with respect to Blackstone, one-half of its Permanent Warrants were issued at $10.50 per share and the remaining were issued at $10.75 per share. Pursuant to the terms of the Permanent Warrants, the number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are required to be adjusted from time to time in connection with any dividends on GGP common stock. The estimated $861.6 million fair value of the Permanent Warrants was recognized as a liability on the Effective Date. Subsequent to the Effective Date, changes in the fair value of the Permanent Warrants have been recognized in earnings and adjustments to the exercise price and conversion ratio of the Permanent Warrants have been made as of a result of stock dividends.

        As the Bankruptcy Court had approved the final set of plans of reorganization for the Debtors (the "TopCo Debtors") that remained in bankruptcy, the TopCo Debtors emerged from bankruptcy on the Effective Date. The structure of the Plan Sponsors' investments triggered the application of the acquisition method of accounting, as the Plan and the consummation of the Investment Agreements and the Texas Teachers investment agreement constituted a "transaction or event in which an acquirer obtains control of one or more "businesses" or a "business combination" requiring such application. We are the acquirer that obtained control of all of the common stock of Old GGP (a business for purposes of applying the acquisition method of accounting) in exchange for issuing our common stock to the Old GGP common stockholders on a one-for-one basis (excluding fractional shares). We changed our name from New GGP, Inc. to General Growth Properties, Inc. on the Effective Date.

        On the Effective Date, the Plan Sponsors, Blackstone and Texas Teachers owned a majority of our outstanding common stock. The Old GGP common stockholders held approximately 317 million shares of our common stock at the Effective Date; whereas, the Plan Sponsors, Blackstone, Texas Teachers held approximately 644 million shares of our common stock on such date. Notwithstanding such majority ownership, the Plan Sponsors entered into certain agreements that limited their discretion with respect to affiliate, change of control and other stockholder transactions or votes.

        The Investment Agreements with Fairholme and Pershing Square permitted us to repurchase (within 45 days of the Effective Date) up to 155.0 million shares in the aggregate issued to such investors at a price of $10.00 per share. We had a similar right to repurchase up to 24.4 million shares issued to Texas Teachers at a price of $10.25 per share (collectively, the "Clawback"). Pursuant to such rights, on October 11, 2010, we gave notice to Fairholme, Pershing Square and Texas Teachers of our election to reserve the eligible shares under the Clawback and agreed to pay on the Effective Date, as provided by the Investment Agreements, $38.75 million to Fairholme and Pershing Square for such reservation. No such fee was required to be paid to Texas Teachers. On November 19, 2010 (and November 23, 2010 with respect to the underwriters' option to purchase additional shares), we sold an aggregate of approximately 154.9 million common shares to the public at $14.75 per share and repurchased an equal number of shares from Fairholme and Pershing Square as permitted under the Clawback. We also used a portion of the offering proceeds to repurchase approximately 24.4 million shares from Texas Teachers, as permitted under the Clawback. In addition, in January 2011, in a transaction valued at approximately $15.10 per share, the Brookfield Investor purchased substantially all of Fairholme's common share holding in GGP, with Fairholme retaining its share of the Permanent Warrants originally issued to them.

        The emergence from bankruptcy by Old GGP and the substantial equity investment and restructuring pursuant to the Investment Agreements and the Plan constitutes a new beginning for us. Our current business plan contemplates the continued ownership and operation of most of our retail shopping centers and divestiture of non-core assets. It also contemplates the transfer of certain non-performing retail assets to applicable lenders in satisfaction of secured mortgage debt.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See "Where You Can Find More Information" and "Incorporation by Reference."

Risks Related to Our Common Stock

Our stock price historically has been, and the trading prices of shares of our common stock are likely to be, volatile.

        The price of our common stock on the NYSE constantly changes and has been subject to significant price fluctuations and such volatility may continue through 2011. Factors impacting stock price may include:

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  our obligations that remain after our emergence from bankruptcy;

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  actual or anticipated variations in our operating results;

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  changes in our funds from operations or earnings estimates;

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  the success of our real estate redevelopment and expansion strategy;

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  our ability to comply with the financial covenants in our debt agreements and the impact of restrictive covenants in our debt agreements;

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  our access to financing;

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  changes in market valuations of similar companies;

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  speculation in the press or investment community; and

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  the realization of any of the other risk factors included in this prospectus.

        In addition, the market in general has historically experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.

The market price of our common stock may decline below the price per share of the common stock registered hereby, and as a result, you may not be able to resell your shares of common stock at or above your purchase price and you may lose all or part of your investment.

        We cannot assure you that the market price of our common stock will not decline further below the trading price per share as of the date of this prospectus. If that occurs, you will suffer an immediate unrealized loss on those shares. As a result, you may not be able to resell shares of the common stock at or above your purchase price or the exchange price per share, as applicable, and you may lose all or part of your investment in our common stock. The price per share in this registration should not be considered an indication of the future trading price of our common stock.

There may be dilution of our common stock from the exercise of our warrants and stock options or the issuance of additional stock through our 2010 Equity Plan (the "Equity Plan"), which may materially adversely affect the market price of our common stock and negatively impact a holder's investments.

        The exercise of some or all of the warrants or options outstanding for our common stock will dilute the ownership interest of our existing stockholders. Likewise, any additional issuances of common stock, through our Equity Plan or otherwise, will dilute the ownership interests of our existing stockholders. Any sales in the public market of such additional common stock could adversely affect prevailing market prices of the outstanding shares of our common stock. In addition, the existence of our warrants or options may encourage short selling or arbitrage trading activity by market participants because the exercise of our warrants or options could depress the price of our common stock.

Future issuances and sales of our capital stock or securities convertible into or exchangeable for our capital stock by us or by existing stockholders may adversely affect the market price for our common stock and may cause dilution to our stockholders.

        Additional issuances and sales (including resales by certain of our stockholders who have registration rights, including the Plan Sponsors, Texas Teachers, and the Blackstone Investors, issuances of stock to the Plan Sponsors and other participating stockholders pursuant to our dividend reinvestment plan and other issuances of our stock for the purchase of property, pursuant to contractual arrangements or otherwise) of capital stock or securities convertible into or exchangeable for capital stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at a time and price favorable to us. Brookfield Investor is subject to a lockup agreement until the 18 month anniversary of the Effective Date. After this lockup agreement has expired, additional shares will be eligible for sale in the public markets. The price of our common stock may drop significantly when the lockup agreement expires. In most circumstances, stockholders will not be entitled to vote on whether or not we issue additional capital stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our stockholders may experience dilution in both the book value and the market value of their shares.

The Plan Sponsors have certain rights to maintain their respective proportionate ownership interests in our common stock, which may cause dilution to other stockholders.

        Any additional future issuance of our capital stock will reduce the percentage of our common stock owned by investors who purchase shares registered hereby that do not participate in future issuances. However, for so long as such Plan Sponsor beneficially owns at least 5% of our outstanding common stock on a fully diluted basis, each Plan Sponsor will have the right to purchase our common stock as necessary to allow them to maintain their respective proportionate ownership interests in us on a fully diluted basis.

Risks Related to Exchange of GGPLP Units for Common Stock

The exchange of GGPLP units for our common stock is a taxable transaction.

        The exchange of units for shares of our common stock (which may occur following the tender of such units for redemption if we elect to acquire such units in exchange for shares of our common stock) will be treated for tax purposes as a sale of the units by the limited partner making the exchange. A limited partner will recognize gain or loss for income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the operating partnership's liabilities allocable to the GGPLP units being exchanged, less the limited partner's adjusted tax basis in the GGPLP units exchanged. The recognition of any loss resulting from an exchange of GGPLP units for shares of our common stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, or the Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, a limited partner may have difficulty finding buyers for a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of our common units and may not receive a price for the shares of our common stock equal to the value of the common units at the time of the exchange.

Your investment may change upon redemption of common units.

        If you tender common units pursuant to your Redemption Agreement (as defined herein), you may receive cash or common stock in exchange for such common units. To the extent that you receive cash, you will no longer have any interest in GGPLP or us, will not benefit from any subsequent increases in the share price of the common stock, and will not receive any future distributions from GGPLP or us (unless you currently own or acquire in the future additional common units or shares of common stock). To the extent that you receive common stock, you will become a stockholder rather than a holder of common units. See "Comparison of Ownership of Common Units and Shares of Common Stock."

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the common stock upon the tender of GGPLP unit holders' common units for redemption. However, we will acquire the common units in exchange for common stock that we issue pursuant to this prospectus. With each such acquisition, our indirect interest in GGPLP will increase. See "Summary of GGPLP Partnership Agreement."

 DESCRIPTION OF SECURITIES

General

        We were incorporated as a Delaware corporation on July 1, 2010.

        Our authorized capital stock consists of 11,000,000,000 shares of common stock and 500,000,000 shares of preferred stock, $0.01 par value per share.

        Holders of outstanding shares of our common stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of our common stock being entitled to one vote for each share of common stock standing in the name of the stockholder on the books of the company, except as otherwise required by law, provided in our certificate of incorporation, as it may be amended from time to time, or provided in our certificates of designations and any resolution adopted by our board of directors with respect to any series of capital stock subsequently established.

        Under the Investment Agreements with the Plan Sponsors, each Plan Sponsor has preemptive rights to purchase our common stock as necessary to allow it to maintain its proportional ownership interest in us on a fully diluted basis, even though other holders of outstanding shares of our common stock will not have such preemptive rights. Any such offering could dilute the holders of outstanding shares of our common stock's investment in us.

        The following summary description of our common stock does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. As of February 28, 2011, 964,138,156 shares of our common stock were outstanding and warrants to purchase 123,144,000 shares of our common stock were outstanding. In addition, we may in the future designate 71,320 shares of Class C preferred stock, as described below under "—Preferred Stock—Series C Preferred Stock."

Restrictions on Ownership and Transfer

        Generally, for us to qualify as a REIT under the Code for a taxable year, the following conditions (among others) must be satisfied:

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  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year;

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  our capital stock must be beneficially owned, without regard to any rules of attribution of ownership, by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and

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  certain percentages of our gross income and assets must be from particular activities and types of assets.

Accordingly, our certificate of incorporation contains provisions which limit the value of our outstanding capital stock that may be owned by any stockholder. We refer to this limit as the "Ownership Limit."

        Subject to certain exceptions, the Ownership Limit provides that no stockholder may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit. The Ownership Limit is set at 9.9% of the number or value, whichever more restrictive, of the outstanding shares of capital stock. The board of directors may waive the Ownership Limit in certain circumstances, including pursuant to the Investment Agreements, which provides that the board of directors may waive such restriction subject to the applicable Plan Sponsor making certain representations and covenants.

        Our board of directors may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. The Ownership Limit will not apply if the board of directors and the holders of capital stock determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of capital stock in excess of the Ownership Limit, or shares which would cause us to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

        Our certificate of incorporation further provides that, subject to limited exceptions, upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) capital stock in excess of the applicable Ownership Limit (referred to as "Excess Shares"), such person (known as a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in such Excess Shares. Rather, the Excess Shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction which created the Excess Shares. The trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (a "Permitted Transferee") to acquire any and all of the shares held by the trust. The Permitted Transferee must pay the trustee valuable consideration (whether in a public or private sale) for the Excess Shares. The trustee shall pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became Excess Shares and (b) the price received by the trustee from the sale of the Excess Shares to the Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to the Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares.

        The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above or in our certificate of incorporation, any change in the Ownership Limit would require an amendment to our certificate of incorporation. In addition to preserving our status as a REIT, the Ownership Limit may preclude an acquisition of control of us without the approval of our board of directors.

        All shares of capital stock issued by us will be subject to legends and stop-transfer restrictions as described above.

Limitation of Liability of Directors

        Our amended and restated certificate of incorporation provides that no director will be personally liable for monetary damages to us or to our stockholders for breach of fiduciary duty as a director, except for liability to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of any provision of our amended and restated certificate of incorporation that is inconsistent with the foregoing will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Indemnification

        Our amended and restated certificate of incorporation provides that we will indemnify and hold harmless each of our officers and directors. The indemnification provisions provide that we indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In addition, we may, by action of our Board of Directors, provide indemnification to our employees and agents with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers and we have entered into indemnification agreements with members of our board of directors.

Delaware Anti-Takeover Statute

        We are a Delaware corporation and will continue to be subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

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  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also our officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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  following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

Preferred Stock

        Our amended and restated certificate of incorporation provides that our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof.

        The authority of the Board of Directors with respect to each series of Preferred Stock includes, but is not limited to, determination of the following:

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  the designation of the series, which may be by distinguishing number, letter or title;

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  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

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  whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

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  the redemption provisions and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking or similar fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our corporation;

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  whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of shares of the series.

        Series C Preferred Stock.    We may in the future designate 71,320 of the authorized shares of our Preferred Stock as Series C Preferred Stock. If issued, the Series C Preferred Stock will have a liquidation value of $1,000 per share. We may issue Series C Preferred Stock in the event that holders of GGPLP Series B preferred units elect to redeem their GGPLP Series B preferred units, and we pay for such units with the Series C Preferred Stock rather than cash, at our election.

        Each share of Series C Preferred Stock will be entitled to quarterly cumulative cash dividends equal to the greater of (i) of $21.25 and (ii) the amount of the regular quarterly cash dividends for such dividend period upon the number of shares of common stock (or portion thereof) into which such Series C Preferred Stock is then convertible; provided, that no payment will be made on account of clause (ii) after June 10, 2017.

        The Series C Preferred Stock will be convertible at a holder's option into shares of our common stock until June 10, 2017. The initial conversion ratio will be 20 shares of our Common Stock per share of Series C Preferred Stock and will be subject to customary adjustments for certain share splits and dividends. The liquidation value of the Series C Preferred Stock will be $1,000 plus accrued and unpaid dividends. The Series C Preferred Stock, if issued and outstanding, will rank senior to our common stock. Except as required by law and with certain exceptions, the Series C Preferred Stock will not have voting rights.

Warrants

        Pursuant to the Investment Agreements and the designation to the Blackstone Investors, we issued warrants to each of the Plan Sponsors and to the Blackstone Investors. The terms of the warrants were adjusted on December 30, 2010 in connection with our 2010 dividend payment. We have outstanding, as adjusted:

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  warrants held by the Brookfield Investor to purchase up to 59,006,500 shares of our common stock with an exercise price of $10.48 per share;

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  warrants held by Fairholme to purchase up to 42,146,034 shares of our common stock with an exercise price of $10.23 per share;

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  warrants held by Pershing Square to purchase up to 16,860,468 shares of our common stock with an exercise price of $10.23 per share; and

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  warrants held by the Blackstone Investors to purchase up to 5,131,000 shares of our common stock with an exercise price of $10.23 per share with respect to one-half of the warrants and $10.48 per share with respect to the remaining one-half of the warrants.

        The conversion ratio and exercise prices of these warrants are subject to further adjustment as provided in the related warrant agreements. Each such warrant has a term of seven years from the closing date of the investments. The Brookfield Investor warrants and the Blackstone Investors warrants are immediately exercisable (subject to any lockup restrictions), while the Fairholme warrants and the Pershing Square warrants are exercisable only upon 90 days prior notice. All of such warrants are fully vested.

        There is currently no established market price for the warrants.

Rights of Holders of GGPLP Common Units

        Certain holders of GGPLP common units have certain redemption, conversion or registration rights in respect of our common stock. This shelf registration statement registers 13,000,000 shares of our common stock with respect to these rights.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services) New York, New York.

SUMMARY OF GGPLP PARTNERSHIP AGREEMENT

        The following summary of the partnership agreement of GGPLP is qualified by reference to the Third Amended and Restated Agreement of Limited Partnership of GGPLP (the "Partnership Agreement"). The Partnership Agreement has been previously filed with the SEC and is incorporated herein by reference.

Ownership

        We hold, through certain intermediate entities, a 1% general partnership interest and an approximate 98% limited partnership interest in GGPLP.

Management and Operations

        GGPLP is a Delaware limited partnership, which we control through our indirect, controlled subsidiary, GGP, Inc., or GGPI. The Partnership Agreement requires GGPLP to be operated in a manner that will enable us to continue to qualify as a REIT. The Partnership Agreement provides that the net operating cash revenues of GGPLP, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by GGPI, in its capacity as the sole general partner of GGPLP (but not less frequently than quarterly), proportionally in accordance with the partners' percentage interests therein.

        Pursuant to the Partnership Agreement, GGPI generally has exclusive and complete responsibility and discretion in the management and control of GGPLP. The limited partners, including GGP Limited Partnership II, a Delaware limited partnership ("GGPLP II"), that we indirectly control, have no authority to transact business for GGPLP; neither can they participate in the management activities or decisions GGPI makes on its behalf as general partner. However, the following decisions require the consent of a majority in interest of the limited partners:

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  to amend the Partnership Agreement (other than in connection with the admission of additional limited partners),

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  to terminate the Partnership Agreement,

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  to make a general assignment for the benefit of creditors,

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  to take title to any property other than in the name of GGPLP or a subsidiary partnership,

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  to institute any proceeding for bankruptcy, or

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  to dissolve GGPLP.

        In addition, without the written consent of a limited partner, the Partnership Agreement may not be amended to materially adversely affect such limited partner's rights to distributions or allocations except in connection with the admission of additional limited partners or unless such amendment affects the existing limited partners who are part of the Bucksbaum family in the same manner on a unit-for-unit basis.

        The Partnership Agreement does not contemplate holding partnership meetings, but limited partners are given notice of and are welcome to attend annual and special meetings of our stockholders.

Transferability of Interests

        The Partnership Agreement provides that GGPI may not voluntarily withdraw from GGPLP, or transfer or assign its interest in GGPLP, except to certain of our controlled affiliates, without the consent of a majority in interest of the limited partners. As a limited partner and subject to certain conditions, limited partners may transfer their interests in GGPLP to a transferee, provided that such transferee assumes the transferee-limited partner's obligations and, provided further, that such transfer does not cause a termination of GGPLP for federal income tax purposes, does not disqualify us as a REIT, and satisfies certain other general requirements specified in the Partnership Agreement.

Capital Contributions

        The Partnership Agreement provides that if GGPLP requires additional funds at any time or from time to time in excess of funds available to GGPLP from borrowings or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to GGPLP on the same terms and conditions as are applicable to our borrowing of such funds. As an alternative to borrowing funds required by GGPLP, we may raise such funds through the sale of shares of common stock and contribute the amount of such required funds as an additional capital contribution to GGPLP. In such event, GGPLP II generally will receive additional common units equal to the number of shares of common stock that we sell multiplied by a "conversion factor" that accounts for prior dilutive events, and the partnership interests (on a percentage basis) of the limited partners will be decreased on a proportionate basis.

Tax Matters

        Pursuant to the Partnership Agreement, GGPI is the tax matters partner of GGPLP. Accordingly, we, via our indirect control of GGPI, have the authority to make tax elections under the Code on behalf of GGPLP. The net income or net loss of GGPLP will generally be allocated to GGPI and the limited partners (including GGPLP II) in accordance with percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the regulations promulgated thereunder and the terms of the preferred units of limited partnership interest in GGPLP.

Duties and Conflicts

        The Partnership Agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of shopping center properties, must be conducted through GGPLP (excluding direct interests of up to 1% in subsidiaries of GGPLP which we own). The Partnership Agreement prohibits us from borrowing for the purpose of making a distribution to stockholders unless we arrange such borrowing through GGPLP. Pursuant to the Partnership Agreement, the Bucksbaums cannot acquire interests in shopping center properties or vacant land suitable for development as a shopping center for a specified period of time. The Partnership Agreement permits the Bucksbaums to own less than 5% of any publicly-traded entity (or any subsidiary thereof) which invests in retail malls, provided that neither Matthew Bucksbaum nor John Bucksbaum is actively involved in the management of such entity by virtue of any such investment.

Term

        GGPLP will continue in full force and effect until December 31, 2050, or until sooner dissolved upon our withdrawal, bankruptcy, dissolution or termination (unless a majority in interest of the limited partners elect to continue GGPLP), the election by us and a majority in interest of the limited partners, or the sale or other disposition of all or substantially all the assets of GGPLP.

Preferred Units

        GGPLP has three series of preferred units held by third parties, the Series B preferred units, the Series D preferred units and the Series E preferred units (the "Preferred Units"), and one series of preferred units, the Series F preferred units, held by GGPLP II (the "GGP Units"). The Preferred Units are convertible at the election of their holders into common units of GGPLP. The rate of conversion for the Series B preferred units is 3 to 1; the rate of conversion of the Series D preferred units is 1.508210 to 1; and the rate of conversion of the Series E preferred units is 1.298364 to 1. The rate of conversion for each series of Preferred Units is subject to adjustment from time to time as described in the Partnership Agreement. The GGP Units may not be converted to common units.

        The Series B, Series D and Series E preferred units are only entitled to vote with respect to the issuance of equity interests ranking senior to the Preferred Units or with respect to the amendment, alteration or repeal of the Partnership Agreement in a way that materially and adversely affect any special right, preference, privilege or voting power of such Preferred Units. The Preferred Units pay to their holders a return equal to the greater of (i) with respect to (A) the Series B preferred units, 8.5%, (B) the Series D preferred units, 6.5% and (C) the Series E preferred units, 7% and (ii) the distribution payable upon the number of common units into which such Preferred Units are otherwise convertible.

Common Units

        GGPLP has common units held by GGPLP II. At any time without consent of any partner of GGPLP, but subject to the provisions of the Partnership Agreement, GGPLP may issue additional common units and admit a limited partner to GGPLP in exchange for the contribution by such limited partner of cash and/or property desirable to further the purposes of GGPLP.

REDEMPTION OF COMMON GGPLP UNITS

General

        Except for Bucksbaum holders whose rights are described below, you may require GGPLP to redeem your common units by delivering a notice to GGPLP. Your rights are described in those certain Redemption Rights Agreements (the "Redemption Agreements") which were previously executed and delivered. The summary of the terms of the Redemption Agreements set forth below does not purport to be complete and is subject to and qualified by reference to the Redemption Agreements. Subject to your rights described in the next paragraph, upon redemption, you will receive, with respect to each unit tendered, cash in an amount equal to the market value of one share of common stock (subject to certain anti-dilution adjustments). The market value of the common stock for this purpose will be equal to the average of the closing trading prices of our common stock on the NYSE (or substitute information, if no such closing price is available) for the five consecutive trading days ending on the date on which a redemption notice is received by GGPLP (or, if such date is not a business day, the first business day thereafter).

        In lieu of GGPLP redeeming common units tendered for redemption, in our sole and absolute discretion, we have the right to elect to assume the obligation of GGPLP and satisfy your redemption right by paying to you, with respect to each unit tendered, either (a) the cash amount described in the preceding paragraph or (b) one share of common stock (in each case, subject to certain anti-dilution adjustments). We anticipate that we generally will elect to directly assume and satisfy any exercise of a redemption right through the issuance of the common stock pursuant to this prospectus, whereupon GGPLP II will acquire, and become the owner of, your common units. However, there can be no assurance that we will make such election in any particular case. With each exchange of common units for shares of common stock or cash, our indirect ownership interest in GGPLP will increase. Such an acquisition will be treated as a sale of the common units by you to us for federal income tax purposes. Upon redemption, your right to receive distributions with respect to the common units redeemed will cease (but if such right is exchanged for common stock, you will have rights as a stockholder from the time of your acquisition of the common stock), and if all of your common units are redeemed, you will have withdrawn as a partner of GGPLP and will no longer be a party to the Partnership Agreement.

        You must notify GGPLP of your desire to require GGPLP to redeem common units by sending a notice in accordance with the terms of your Redemption Agreement. You must request the redemption of at least 1,000 common units (or all of the common units you hold, if you own fewer than 1,000 common units). The redemption will occur within 30 days following GGPLP's receipt of the notice and related documentation required by the Redemption Agreement, except that no redemption can occur if the delivery of common stock would be prohibited under the provisions of the amended and restated certificate of incorporation designed to protect our qualification as a REIT.

Bucksbaum Rights

        Pursuant to the terms of the Rights Agreement, dated as of July 27, 1993 (the "Rights Agreement"), the Bucksbaums hold certain rights (the "Bucksbaum Rights") granted to them in connection with the Predecessor's initial public offering. The Bucksbaum Rights enable them to convert a portion of their interest in GGPLP into shares of common stock (the "Exchange Component") and to sell their remaining partnership interest to us (the "Sale Component"). The Exchange Component enables the Bucksbaums to exchange a portion of their interest in GGPLP for shares of common stock until they own up to 25% of our outstanding common stock. The Sale Component enables the Bucksbaums to sell all or a portion of their remaining interest in GGPLP to us for cash or common stock, or a combination thereof, at our election. The Sale Component can only be exercised if the Bucksbaums already own 25% or more of our outstanding common stock.

        The Bucksbaum Rights may be exercised by the Bucksbaums from time to time (although only once during any calendar year), in whole or in part, subject to the limitations that in any calendar year the Sale Component may be exercised only with respect to one-fourth of the percentage interest in GGPLP held by the Bucksbaums immediately after the Exchange Component is fully exercised.

        The Bucksbaum Rights expire on April 16, 2023 if not exercised prior to that date.

Tax Consequences of Redemption

        "United States Federal Income Tax Considerations" summarizes certain federal income tax considerations that may be relevant to you if you want to tender your common units in accordance with the terms of your Redemption Agreement. Because the specific tax consequences to you will depend upon your specific circumstances, you are strongly urged to consult your own tax advisor regarding the specific federal, state and local tax consequences upon exercise of your redemption rights.

Potential Change in Investment Upon Redemption of Common Units

        If you tender common units pursuant to your Redemption Agreement, you may receive cash or common stock in exchange for such common units. To the extent that you receive cash, you will no longer have any interest in GGPLP or us, will not benefit from any subsequent increases in the share price of the common stock, and will not receive any future distributions from GGPLP or us (unless you currently own or acquire in the future additional common units or shares of common stock). To the extent that you receive common stock, you will become a stockholder rather than a holder of common units. See "Comparison of Ownership of Common Units and Shares of Common Stock."

Registration of Shares

        We have registered the common stock under the Securities Act to satisfy our registration obligations under the Redemption Agreements. Under the Redemption Agreements, we are required to prepare and file with the SEC such amendments and supplements to the Registration Statement (of which this prospectus is a part) and to this prospectus, as may be necessary to keep the Registration Statement effective, generally during the term in which the redemption rights exist for the common stock, and to comply with the provisions of the Securities Act.

        Pursuant to the Agreements, we have agreed to pay all expenses of effecting the above-described registration of the common stock under the Securities Act. As a party to the Agreement, you have agreed severally, in proportion to the number of common units you hold in relation to the total number of shares of common stock covered by the Registration Statement, to reimburse us for registration expenses which are incurred after the registration.

 COMPARISON OF OWNERSHIP OF COMMON UNITS AND SHARES OF COMMON STOCK

        Although the nature of an investment in shares of common stock is substantially equivalent economically to an investment in common units in GGPLP, there are certain differences between ownership of common units and ownership of shares of common stock, some of which may be material to investors.

        The information below highlights a number of the significant differences between us and GGPLP and compares certain legal rights associated with the ownership of common units and common stock. These comparisons are intended to assist you in understanding how your investment will be changed if your common units are redeemed for common stock.

Form of Organization and Assets Owned

        GGPLP is organized as a Delaware limited partnership.

        We are a Delaware corporation. We expect to elect to be taxed as a REIT under the Code and intend to maintain such qualification.

Length of Investment

        GGPLP has a stated termination date of December 31, 2050, although it may be terminated earlier under certain circumstances.

        We have a perpetual term and intend to continue our operations for an indefinite time period.

Additional Equity

        GGPLP is authorized to issue additional common units from time to time, as GGPI, which we control, determines as its general partner, in exchange for contributions of cash or property. GGPLP may issue additional common units to GGPI or GGPLP II, generally as long as we issue a comparable amount of our capital stock and that we contribute to GGPLP proceeds raised in connection with the issuance of such capital stock.

        Our board of directors may authorize the issuance, in its discretion, of additional equity securities consisting of common stock or preferred stock, provided that the total number of shares issued does not exceed the number of authorized shares of capital stock set forth in our certificate of incorporation. As long as GGPLP is in existence, we generally will contribute the proceeds that we raise from equity capital to GGPLP in exchange for the issuance of common or preferred units in GGPLP to GGPLP II.

Management and Control

        Generally, pursuant to the Partnership Agreement, GGPI, as the sole general partner of GGPLP, has exclusive and complete responsibility and discretion in the management and control of GGPLP. The limited partners have no authority to transact business for GGPLP; neither can they participate in the management activities or decisions GGPI makes on its behalf as general partner. However, certain decisions, including those to amend the Partnership Agreement (other than in connection with the admission of additional limited partners), to terminate the Partnership Agreement, to make a general assignment for the benefit of creditors, to take title to any property other than in the name of GGPLP or a subsidiary thereof, to institute any proceeding for bankruptcy or to dissolve GGPLP would require the consent of a majority in interest of the limited partners. In addition, without the written consent of a limited partner, the Partnership Agreement may not be amended to materially adversely affect such limited partner's rights to distributions or allocations except in connection with the admission of additional limited partners or unless such amendment affects the existing limited partners who are Bucksbaums in the same manner on a unit-for-unit basis.

        Our board of directors has exclusive control over our business and affairs, subject only to the restrictions in our certificate of incorporation, our bylaws and the DGCL. At each annual meeting of the stockholders, the stockholders elect directors to our Board. The policies our board of directors adopts may be altered or eliminated without a vote of the stockholders. Accordingly, except for their vote in the elections of directors, stockholders have no control over our ordinary business policies.

Fiduciary Duties

        Under Delaware law, GGPI is accountable to GGPLP as a fiduciary and, consequently, GGPI is required to exercise good faith in all of its dealings with respect to partnership affairs. The Partnership Agreement provides, however, that GGPI is not liable for monetary damages for losses sustained or liabilities incurred as a result of its acts or omissions, provided that it acted in good faith and in the belief that any such act or omission was in the best interests of GGPLP and, provided further, that GGPI was not guilty of fraud, misconduct or gross negligence.

        Under Delaware law, our directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position. Directors who act in such a manner generally will not be liable to us or our stockholders for monetary damages arising from their activities.

Management Liability and Indemnification

        As a matter of Delaware law, GGPI has liability for the payment of the obligations and debts of GGPLP unless limitations upon such liability are stated in the document or instrument evidencing the obligation. Under the Partnership Agreement, GGPLP has agreed to indemnify GGPI and its "affiliates," as defined in the Partnership Agreement, and any individual acting on our or their behalf, from and against all losses, damages, claims or liabilities, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with any actions relating to the operations of GGPLP in which GGPI, its affiliates, or any individual acting on their behalf is involved, to the fullest extent permitted by Delaware law (including any procedures set forth therein regarding advancement of expenses to such indemnified party).

        Our certificate of incorporation provides that no director will be personally liable for monetary damages to us or to our stockholders for breach of fiduciary duty as a director, except for liability to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of any provision of our amended and restated certificate of incorporation that is inconsistent with the foregoing will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        Our certificate of incorporation provides that we will indemnify and hold harmless each of our officers and directors. The indemnification provisions provide that we indemnify our officers and directors to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In addition, we may, by action of our board of directors, provide indemnification to our employees and agents with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers and we will enter into indemnification agreements with members of our board of directors.

Antitakeover Provisions

        Except in limited circumstances, GGPI has exclusive management power over the business and affairs of GGPLP. GGPI may not voluntarily withdraw from GGPLP, or transfer or assign its interest in GGPLP, except to certain controlled affiliates, without the consent of a majority in interest of the limited partners. Additionally, other than as expressly provided in the Partnership Agreement, no limited partner may withdraw from GGPLP without our prior written consent.

        We are a Delaware corporation and will continue to be subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

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  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also our officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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  following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

Voting Rights

        Under the Partnership Agreement, the limited partners have voting rights only with respect to certain limited matters, including dissolution of GGPLP, amendments to the Partnership Agreement (other than to reflect the admission of additional limited partners), making a general assignment for the benefit of creditors, taking title to any personal or real property other than in the name of GGPLP or a subsidiary thereof, and instituting any proceeding for bankruptcy on behalf of GGPLP. All matters submitted to a vote of limited partners require the affirmative vote of a majority in interest of the limited partners. Otherwise, GGPI, as general partner, makes all decisions relating to the operation and management of GGPLP.

        We are managed and controlled by a board of directors elected by our stockholders. Delaware law requires that certain major corporate transactions, including most amendments to a corporation's certificate of incorporation, may not be consummated without the approval of stockholders. Each share of common stock has one vote, and our amended and restated certificate of incorporation permits our board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock.

Amendment of the Partnership Agreement or the Certificate of Incorporation

        GGPI may not, without the written consent of a majority in interest of the limited partners, amend or modify the Partnership Agreement other than to reflect the admission of additional limited partners.

        Amendments to our certificate of incorporation must be approved by a majority of the board of directors and by the vote of at least a majority of the votes entitled to be cast at a meeting of our stockholders; provided, however, that a vote of at least 66 2/3% of the votes entitled to be cast are required for certain amendments.

Vote Required to Dissolve GGPLP or Us

        Under the Partnership Agreement, GGPI may elect to dissolve the Partnership upon making a written election to that effect with the written consent of a majority in interest of the limited partners.

        Under Delaware law, the board of directors must obtain approval of holders of at least a majority of the outstanding capital stock in order to dissolve us.

Compensation, Fees and Distributions

        GGPI does not receive any compensation for its services as general partner of GGPLP. As a partner of GGPLP, however, GGPI, and therefore us, indirectly, has the right to receive allocations and distributions from GGPLP in respect of its percentage interest in GGPLP. In addition, we or one of our controlled affiliates will be reimbursed by GGPLP for all expenses incurred relating to the ongoing operation of GGPLP.

        Our independent directors and officers receive compensation for their services.

Liability of Investors

        Under the Partnership Agreement and applicable state law, the liability of the limited partners for GGPLP's debts and obligations is generally limited to the amount of their investment in GGPLP.

        Under Delaware law, stockholders are not personally liable for our debts or obligations.

Potential Dilution of Rights

        GGPI is authorized to cause GGPLP to issue additional common units from time to time in exchange for contributions of cash or property to GGPLP. The issuance of additional common units may result in the dilution of the interests of the limited partners.

        Our board of directors may issue, in its discretion, additional shares of common stock and has the authority to issue from the authorized capital stock a variety of other equity securities with such powers, preferences and rights as the board of directors may designate at the time of issuance. Under the Investment Agreements with the Plan Sponsors, each Plan Sponsor has preemptive rights to purchase our common stock as necessary to allow it to maintain its proportional ownership interest in us on a fully diluted basis, even though the issuance of additional shares of either common stock or other similar equity securities may dilute the interests of our other stockholders.

PLAN OF DISTRIBUTION

        This prospectus relates to our issuance of up to 13,000,000 shares of common stock if and to the extent that GGPLP unit holders redeem their common units in accordance with the terms of the Agreements and we, in our sole and absolute discretion, except with respect to the Bucksbaums, elect to issue common stock in consideration for such common units. The Bucksbaums have the right to covert their common units into our common sock. We have registered the common stock for sale to provide the holders thereof with freely tradeable securities, but registration of such shares does not necessarily mean that we will issue any common stock.

        We will not receive any cash proceeds from the issuance of the common stock; however, GGPLP II will acquire one common unit (subject to certain anti-dilution adjustments) in exchange for each share of common stock that we issue pursuant to this prospectus and will thereby increase our indirect interest in GGPLP.

        To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

        The common stock will be listed on the NYSE, subject to official notice of issuance.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the redemption of common units and the purchase, ownership and disposition of our common stock. Except where noted, this summary deals only with common units and common stock held as capital assets. This summary is based upon the provisions of the Code, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, REITs, "controlled foreign corporations", "passive foreign investment companies", broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold common stock as part of a hedge against currency or interest rate risks or that hold common stock as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of common units or common stock, as applicable, that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common units or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock.

Redemption of Common Units

        If we assume and perform the redemption obligation, the redemption will be treated as a sale of common units by you to us in a fully taxable transaction.

        Although not free from doubt, if GGPLP redeems common units for cash that we contributed to it to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such common units to us. If, instead, GGPLP chooses to redeem your common units for cash that we have not contributed to effect the redemption, the transaction will be treated as a repurchase of such units by GGPLP and the tax consequences to you will generally be the same as those of a sale of such common units, except that if GGPLP redeems less than all of your common units, the redemption would not be treated similarly to a sale and U.S holders would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of GGPLP liabilities allocable to the redeemed common units, exceeded your adjusted basis in all of your common units immediately before the redemption.

        If a common unit is redeemed in a manner that is treated as a sale of the common unit, the U.S. holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized by such U.S. holder (generally, equal to the sum of the amount of cash and the value of the stock received and the share of GGPLP's liabilities allocated to such common unit at the time of the redemption) as a result of the sale and (ii) such U.S. holder's adjusted tax basis in such common unit. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property (i.e. common stock) received upon such sale.

        Generally, if a unitholder acquired its common units in a transaction in which gain was not recognized for U.S. federal income tax purposes, such unitholder's initial tax basis in its common units will have been equal to the basis in the assets transferred in connection with such transaction. That basis will have been increased by (i) any additional capital contributions made by such unitholder to GGPLP, (ii) such unitholder's allocable share of GGPLP' s income, (iii) any increases in such unitholder's share of GGPLP's liabilities, and (iv) such unitholder's allocable share of GGPLP's income that is tax-exempt. That basis will have been decreased, but not below zero, by (i) distributions from GGPLP to the unitholder, (ii) the unitholder 's share of GGPLP's losses, (iii) any decreases in such unitholder's share of GGPLP's liabilities, and (iv) such unitholder's allocable share of GGPLP's expenditures that are not deductible in computing taxable income and are not required to be capitalized.

        Except as noted below, gain or loss recognized by a U.S. holder as a result of a redemption will generally be taxable as capital gain or loss. However, a portion of a U.S. Holder's gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent the amount realized attributable to "unrealized receivables" or to "inventory items" owned by GGPLP is greater than or less than such U.S. Holder's basis in such "unrealized receivables" or "inventory items." The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables or inventory items may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit. Thus, a U.S. holder may recognize both ordinary income and a capital loss upon a redemption of its common units.

        Capital gain recognized by an individual U.S. holder with respect to common units held for more than one year will generally be taxed at a maximum U.S. federal income tax rate of 15% (except that the rate will be 25% on the portion of the gain that is attributable to depreciation claimed with respect to real estate that is not recaptured as ordinary income under Section 1250 of the Code). There are limitations on the deductibility of capital losses, including that net capital losses may offset only capital gains and up to $3,000 of ordinary income per year in the case of individuals, and may only offset capital gains in the case of corporations. Individuals may carry forward any unused net capital losses indefinitely.

        The Internal Revenue Service (the "IRS") has ruled that a partner that acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Treasury Regulations under Section 1223 of the Code allow a selling U.S. holder that can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. A U.S. holder with common units acquired in separate transactions is urged to consult its tax advisor as to the possible consequences of the IRS ruling and application of the Treasury Regulations.

Potential Application of the Disguised Sale Regulations to a Redemption of Common Units

        In a case where GGPLP is treated as repurchasing some or all of a U.S. Holder's common units, there is a possibility that a redemption of common units might cause a transfer of property to GGPLP in exchange for common units to be treated as a "disguised sale" of property. The Code and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable or the facts and circumstances clearly establish the absence of a sale, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations also provide, however, that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale. There can be no assurance that the IRS might not seek to contend that the Disguised Sale Regulations apply to a redemption of common units if the owner of such units previously contributed property to GGPLP.

Taxation of General Growth Properties, Inc.

General

        This section is a summary of certain federal income tax matters of general application pertaining to us under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

        We will elect to be treated as a REIT in connection with the filing of our tax return for 2010, subject to our ability to meet the requirements of a REIT at the time of election. Such election would be retroactive to July 1, 2010, the date of our incorporation. We believe that, commencing with such taxable year, we were organized and are operating in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In connection with this registration, Arnold & Porter LLP, our special REIT tax counsel, has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2010, we were organized and have operated in conformity with the requirements for qualification as a REIT under the Code.

        It must be emphasized that the opinion of Arnold & Porter LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Arnold & Porter LLP or by us that we will so qualify for any particular year. Arnold & Porter LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Arnold & Porter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

  •
  We may, under certain circumstances, be subject to the "alternative minimum tax" on our items of tax preference.

  •
  If we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test (as discussed below) and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test (discussed below), multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.

  •
  If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

  •
  If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.

  •
  If we acquire any asset from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations either are made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.

  •
  We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS disputes the reported amounts of these items.

  •
  If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the capital gain; each stockholder will be required to include the stockholder's proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder's income, and each of our stockholders will receive a credit or refund for the stockholder's proportionate share of the tax we pay.

  •
  We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

        Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to foreign taxes on investments and activities in foreign jurisdictions. In addition, certain of our subsidiaries are subchapter C corporations, the earnings of which are subject to federal corporate income tax. Finally, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

  (4)
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (5)
  the beneficially ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to "look-through" attribution rules to determine the individuals who constructively own the stock held by the entity.

        We believe we have operated and intend to continue to operate in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, our certificate of incorporation provides certain restrictions regarding transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under "—Failure to qualify as a REIT" for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our stock in which the record holders are to disclose the persons required to include in gross income the REIT dividend. A stockholder who fails or refuses to comply with the demand must submit a statement with our tax return disclosing the actual ownership of the shares and certain other information.

        In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We have had and will continue to have a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code, and regulations promulgated thereunder that must be met to elect and maintain REIT status.

Gross income tests

        In order to maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "interest" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

        Rents that we receive will qualify as "rents from real property" in satisfying the gross income requirements described above only if certain conditions, including the following, are met. First, the amount of rent generally must not depend in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from qualifying as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, except for certain rents received from a taxable REIT subsidiary, rents received from a tenant will not qualify as "rents from real property" if the REIT (or an actual or constructive owner of 10% or more of the REIT) actually or constructively owns 10% or more of the tenant. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as "rents from real property" so long as at least 90% of the leased space of the property is rented to third parties and the rents received are substantially comparable to rents received from other tenants of the property for comparable space. Third parties for this purpose means persons other than taxable REIT subsidiaries or related parties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

        In addition, for rents received to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which the REIT derives no revenue or through a taxable REIT subsidiary. A REIT is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Moreover, a REIT may provide non-customary services to tenants of, or operate or manage, a property without disqualifying all of the rent from the property if the payment for such services or operation or management of the property does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services or operation or management is deemed to be at least 150% of the direct cost of providing the services or providing the operation or management.

        Although our affiliates may perform development, construction and leasing services for, and may operate and manage, certain properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any noncustomary services or operation or management are provided, such services, operation or management will generally (although not necessarily in all cases) be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for noncustomary services or operation or management that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        Our share of any dividends received from our non-REIT corporate subsidiaries and from other corporations in which we own an interest, will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

        If the IRS successfully asserts that any amount of interest, rent, or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm's length, the IRS's adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See "—Penalty tax" below. Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See "—Failure to qualify as a REIT" in this section for a discussion of the implications of such failure to qualify as a REIT. As discussed above in "—General," even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.

Asset tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a "real estate asset" only for the one-year period beginning on the date that we receive the proceeds of the offering.

        Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).

        Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Fourth, except for securities that qualify for purposes of the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain "straight debt" securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property, any security issued by a REIT or a qualified REIT subsidiary (as described below), and interests in certain partnerships (which are subject to a look-thru rule as described below). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding for this purposes certain securities described in the Code.

        The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

        Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or that we will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Ownership of interests in partnerships and other entities classified as partnerships

        We may own and operate one or more properties through partnerships and other entities classified as partnerships. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership's share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.

        We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.

Ownership of interests in qualified REIT subsidiaries

        We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock, and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer's securities or more than 5% of the value of our total assets.

Ownership of interests in taxable REIT subsidiaries

        A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See "—Asset tests" above.

        Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary's securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.

Ownership of interests in subsidiary REITs

        Substantially all of our directly held assets will be interests in one or more subsidiary REITs. Our interests in subsidiary REITs are treated as qualifying real estate assets for purposes of the REIT asset requirements, and any dividend income or gains derived from such interests will generally be treated as income that qualifies for purposes of the REIT 75% and 95% income requirements, provided, in each case, that our subsidiary REITs continue to qualify as REITs. We and our subsidiary REITs are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements as described herein. The failure of one or more of our subsidiary REITs to qualify as a REIT, however, could result in our inability to qualify as a REIT as well.

Distribution requirements

        In order to qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income," as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.

        We intend to make timely distributions sufficient to satisfy these annual distribution requirements. It is possible, however, that from time to time we may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash, and (b) the inclusion of certain items in income by us for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property. A recent IRS revenue procedure allows us to satisfy the distribution requirements for the 2011 tax year by distributing up to 90% of our distributions on our common stock in the form of shares of our common stock in lieu of paying dividends entirely in cash.

        Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent that the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax. We intend to make timely distributions sufficient to satisfy this annual distribution requirement.

Prohibited transaction income

        Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

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  the property sold is a real estate asset for purposes of the asset tests discussed below;

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  the REIT has held the property for at least two years;

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  aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;

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  either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

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  with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and

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  if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

        We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax on income from prohibited transactions.

Penalty tax

        Any redetermined rents, redetermined deductions or excess interest we generate are subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive do not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm's length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully makes such an assertion, we will be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Failure to qualify as a REIT

        Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, stockholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 15% (the same as the maximum rate applicable to long-term capital gains) for tax years through 2012 (for tax years beginning after 2012, the maximum rate applicable to dividends (other than capital gain dividends) are scheduled to increase to the maximum rate then applicable to ordinary income), and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

Taxation of U.S. Holders

Distributions on common stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

        To the extent that we make distributions on shares of our common stock in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in the U.S. holder's shares of our common stock by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in the holder's shares will be taxable as capital gain.

        The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November, or December of any year and that are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        To the extent that we pay a portion of a dividend in shares of our common stock, U.S. holders may be required to pay tax on the entire amount distributed, including the portion paid in shares of our common stock, in which case the holders might be required to pay the tax using cash from sources other than our company. If a U.S. holder sells the shares of our common stock that the holder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our shares of common stock at the time of the sale.

        Certain events, such as adjustments to the exercise price of our outstanding warrants, could, in some circumstances, result in a deemed taxable distribution to a U.S. holder of our common stock if the adjustment has the effect of increasing the proportionate interest of the U.S. holder in our earnings and profits or assets, without regard to whether the U.S. holder receives any cash or other property. However, adjustments to the exercise price of the warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interests of U.S. holders generally will not result in a taxable deemed distribution. In the event of a deemed taxable distribution, a U.S. holder's basis in its common stock will be increased by the amount of the taxable distribution. If a taxable deemed distribution occurs, such deemed distribution would be taxable as a dividend, return of capital or capital gain in accordance with the rules discussed herein, and U.S. holders may recognize income as a result even though they receive no cash or property.

Capital gain dividends.

        Dividends that we properly designate as capital gain dividends will be taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common stock. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently (for tax years through 2012) are taxable to non-corporate U.S. holders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends will be taxable to non-corporate U.S. holders at the 25% rate. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Retention of net capital gains.

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:

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  include the holder's pro rata share of our undistributed net capital gain in computing the holder's long-term capital gains in the holder's return for the holder's taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;

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  be deemed to have paid the holder's proportionate share of capital gain tax imposed on us on the designated amounts included in the holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by the holder;

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  increase the adjusted tax basis of the holder's common stock by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Qualified dividend income

        A portion of distributions out of our current or accumulated earnings and profits may constitute "qualified dividend income" that is taxed at a maximum rate of 15% (the same as the maximum rate applicable to long-term capital gains) for tax years through 2012 (for tax years beginning after 2012, the maximum rate applicable to dividends (other than capital gain dividends) are scheduled to increase to the maximum rate then applicable to ordinary income) to the extent the amount is attributable to amounts described below, and we properly designate the amount as "qualified dividend income." The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);

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  the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and

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  the excess of any income recognized during the immediately preceding year that is attributable to the sale of an asset acquired from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, over the federal income tax paid by us with respect to the built-in gain.

Sale or other disposition of common stock

        You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common stock. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common stock. If you are a non-corporate U.S. holder and your holding period for the common stock at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with dividends on common stock and the proceeds of a sale or other disposition of common stock. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Arnold & Porter LLP passed upon certain legal matters relating to our classification as a REIT for federal income tax purposes on behalf of us.

EXPERTS

        The consolidated financial statements of General Growth Properties, Inc. (the "Company"), except for the financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C. (which are accounted for by use of the equity method), and the related consolidated financial statement schedule, incorporated by reference in this prospectus from General Growth Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of General Growth Properties, Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and for the consolidated financial statements includes explanatory paragraphs regarding the Company's financial statements with assets, liabilities, and a capital structure having carrying values not comparable with prior periods and the Company's change in method of accounting for noncontrolling interests, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. The consolidated financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C., (which are accounted for by use of the equity method), as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, not presented separately herein, have been audited by KPMG LLP, an independent registered public accounting firm. Such consolidated financial statements and consolidated financial statement schedule of the Company are incorporated by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.ggp.com. Our website and the information on, or accessible through, our website is not part of or incorporated by reference into this prospectus or any accompanying prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, IL 60606
(312) 960-5000

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

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  our Current Reports on Form 8-K, filed on December 21, 2010, December 22, 2010, January 26, 2011, February 10, 2011 and March 1, 2011 (with respect to Items 1.01, 5.02, 5.03, 5.05 and Item 9.01 related thereto, but not to the separate Current Report on Form 8-K dated March 1, 2011 with respect to Items 2.01, 7.01 and 9.01);

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  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 5, 2010 under the Exchange Act; and

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  other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering by this prospectus, except as to any portion of any future filings which is not deemed to be filed under those sections.

        These documents may also be accessed on our website at www.ggp.com. Our website and the information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

23,431,803 Shares

General Growth Properties, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

May 7, 2013